AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2004

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 PUBLIC SERVICE ELECTRIC                             PSE&G CAPITAL TRUST III
     AND GAS COMPANY                                 PSE&G CAPITAL TRUST IV
(Exact name of registrant                            PSE&G CAPITAL TRUST V
as specified in charter)                             PSE&G CAPITAL TRUST VI
                                                     PSE&G CAPITAL TRUST VII
                                                   (Exact name of registrants
                                               as specified in Trust Agreements)

       New Jersey         (State or other jurisdiction of       Delaware
                          incorporation or organization)       22-6691384
       22-1212800      (I.R.S. Employer Identification No.)    01-6175275
                                                               04-7000854
                                                               20-0132613
                                                               20-0132682

                                  80 PARK PLAZA
                                  P.O. BOX 570
                          NEWARK, NEW JERSEY 07101-0570
                                 (973) 430-7000
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 ROBERT E. BUSCH
                            SENIOR VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                                  80 PARK PLAZA
                                  P.O. BOX 570
                          NEWARK, NEW JERSEY 07101-0570
                                 (973) 430-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                 WITH COPIES TO:

    JAMES T. FORAN, ESQUIRE                       HOWARD G. GODWIN, JR., ESQUIRE
   GENERAL CORPORATE COUNSEL                      SIDLEY AUSTIN BROWN & WOOD LLP
         80 PARK PLAZA                                  787 SEVENTH AVENUE
         P.O. BOX 570                                NEW YORK, NEW YORK 10019
 NEWARK, NEW JERSEY 07101-0570

                                                   (continued on following page)

                                   ----------

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

================================================================================

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed Maximum     Proposed Maximum
           Title Of Each Class Of                     Amount To Be    Offering Price Per   Aggregate Offering       Amount of
       Securities To Be Registered (1)               Registered (2)       Unit (3)(4)         Price (3)(4)     Registration Fee(4)
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company
  Cumulative Preferred Stock.......................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company
  First and Refunding Mortgage Bonds...............
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company
  Secured Medium-Term Notes........................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company Senior
  Debt Securities..................................
------------------------------------------------------------------------------------------------------------------------------------
PSE&G Capital Trust III, IV, V, VI and VII Trust
  Preferred Securities.............................
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company Guarantees
  with respect to Trust Preferred Securities (5)...
------------------------------------------------------------------------------------------------------------------------------------
Public Service Electric and Gas Company
  Deferrable Interest Subordinated Debentures......
------------------------------------------------------------------------------------------------------------------------------------
Total..............................................  $2,500,000,000          100%            $2,500,000,000        $316,750(6)
====================================================================================================================================

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) There is being registered hereunder (a) a presently indeterminate principal amount of (i) Public Service Electric and Gas Company Cumulative Preferred Stock, (ii) Public Service Electric and Gas Company First and Refunding Mortgage Bonds, (iii) Public Service Electric and Gas Company Secured Medium-Term Notes and (iv) Public Service Electric and Gas Company Senior Debt Securities and (b) a presently indeterminate number of Trust Preferred Securities of PSE&G Capital Trust III, IV, V, VI and VII and related Guarantees and Deferrable Interest Subordinated Debentures of Public Service Electric and Gas Company for which no separate consideration will be received, all with an aggregate initial offering price not to exceed $2,500,000,000.

(3)   Estimated solely for the purpose of determining the registration fee.

(4) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the securities being offered.

(5) Also includes certain backup undertakings of Public Service Electric and Gas Company as described in the Registration Statement.

(6) As permitted by Rule 429 under the Securities Act of 1933, the prospectuses included herein are combined prospectuses which also relate to Registration Statement Nos. 33-13208, 33-50199 and 33-51309 relating to Cumulative Preferred Stock previously filed by Public Service Electric and Gas Company on Form S-3 and declared effective on April 24, 1987, September 15, 1993 and December 8, 1993, respectively, as to which securities having an aggregate maximum initial offering price of $647,700,000 remain unsold and Nos. 333-76020, 76020-01 and 76020-02, relating to Senior Debt Securities, Trust Preferred Securities and related Guarantees and Deferrable Interest Subordinated Debentures, previously filed by the registrants on Form S-3 and declared effective on February 15, 2002, as to which securities having an aggregate initial offering price of $1,000,000,000 remain unsold. Registration fees of $92,000 associated with such securities were previously paid. Accordingly, the registration fee consists of $224,750 paid herewith and the $92,000 previously paid. This registration statement constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-13208 and Post-Effective Amendment No. 1 to Registration Statements No. 33-50199, 33-51309 and No. 333-76020, 76020-01 and 76020-02, which shall become effective concurrently with this registration statement in accordance with section 8(c) of the Securities Act of 1933.

================================================================================

                                EXPLANATORY NOTE

      This   Registration   Statement   contains  the  following  four  separate
prospectuses:

      1. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Cumulative Preferred Stock.

      2. A form of prospectus to be in connection with offerings by Public Service Electric and Gas Company of its First and Refunding Mortgage Bonds and Secured Medium-Term Notes.

      3. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Senior Debt Securities.

      4. A form of prospectus to be used in connection with offerings by PSE&G Capital Trust III, PSE&G Capital Trust IV, PSE&G Capital Trust V, PSE&G Capital Trust VI and PSE&G Capital Trust VII of Trust Preferred Securities, together with related Deferrable Interest Subordinated Debentures and Guarantees of Public Service Electric and Gas Company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 3, 2004
PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $2,500,000,000

                                  [LOGO] PSE&G

                           Cumulative Preferred Stock

                                   ----------

      We may offer from time to time, together or separately, one or more series of our Cumulative Preferred Stock.

      When a particular series of Cumulative Preferred Stock is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any Securities that may be offered.

      The Cumulative Preferred Stock may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Cumulative Preferred Stock issued pursuant to the registration statement of which this prospectus forms a part shall not exceed $2,500,000,000 less the aggregate initial public offering price of any securities that are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      We will sell the Cumulative Preferred Stock through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for Cumulative Preferred Stock. See "Plan of Distribution" for a description of the applicable competitive bidding procedures.

      This prospectus may not be used to consummate sales of the Cumulative Preferred Stock without the delivery of one or more prospectus supplements.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in our Cumulative Preferred Stock involves risks. You should carefully review "Risk Factors" beginning on page 6 of this prospectus.

                 The date of this prospectus is          , 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Where you Can Find More Information .......................................    3

Forward-Looking Statements ................................................    5

Risk Factors ..............................................................    6

Public Service Electric and Gas Company ...................................    8

Use of Proceeds ...........................................................    8

Description of the Cumulative Preferred Stock .............................    9

Plan of Distribution ......................................................   10

Legal Opinions ............................................................   12

Experts ...................................................................   12

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings of one or more series. The aggregate initial offering price of Cumulative Preferred Stock that we may offer under this prospectus is $2,500,000,000 less the aggregate initial public offering price of any of our securities that are sold under a separate prospectus filed with the same registration statement.

      This prospectus provides a general description of the Cumulative Preferred Stock we may offer. Each time we sell Cumulative Preferred Stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSE&G," "Company," "we," "our," "ours" and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      We may use this prospectus to offer our Cumulative Preferred Stock from time to time.

      We sometimes refer to our Cumulative Preferred Stock that may be offered under this prospectus collectively as the "Securities."

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, as well as at our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any particular offering of Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2003.

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2004.

      o     Our Current Reports on Form 8-K dated February 2, 2004 and April 29,
            2004.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. The following review of factors should not be construed as exhaustive:

      o significant risk factors and considerations discussed in this prospectus;

      o     ability to obtain adequate and timely rate relief;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o     liquidity and the ability to access capital and credit markets;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change our structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the United States (U.S.), which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o     energy obligations, available supply and trading risks;

      o     adverse weather conditions that significantly impact operations;

      o     changes in the electric industry including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

      o     growth in costs and expenses;

      o     the impact of environmental regulation on operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets;

      o changes in political conditions, recession, acts of war or terrorism;

      o     availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o     inability to attract and retain management and other key employees;
            and

      o ability to service debt as a result of any of the aforementioned events.

      Consequently, all of the forward-looking statements made in this prospectus or in the documents incorporated by reference or deemed to be incorporated by reference herein are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Cumulative Preferred Stock, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows. Such factors could affect actual results and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      As a public utility, our rates are regulated by the New Jersey Board of Public Utilities (the "BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to recover our operating expenses and allow us to earn a fair return on our rate base, which primarily consists of our property, plant and equipment less various adjustments. These rates include our electric and gas tariff rates that are subject to regulation by the BPU as well as our transmission rates that are subject to regulation by FERC. Our base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in our adjustment charges, there will be a negative impact on earnings or cash flows.

      If our operating expenses, other than costs recovered through adjustment charges, exceed the amount included in our base rates and in our FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

Deregulation and the Unbundling of Energy Supplies and Services and the Establishment of a Competitive Energy Marketplace May Have an Adverse Impact on Our Business

      As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from self-generation or various other suppliers. Increased competition from these companies could reduce the quantity of our retail sales and have a negative impact on earnings or our cash flows.

An Inability to Raise Capital on Favorable Terms to Refinance Existing Indebtedness or to Fund Capital Commitments May Have an Adverse Impact on Our Business

      Our capital is provided by equity contributions from our parent, Public Service Enterprise Group Incorporated ("PSEG"), internally-generated cash flows and borrowings from third parties. In order to meet our capital requirements, we require continued access to the capital or credit markets on acceptable terms.

      Our current or future capital structure, operating performance or financial condition may not permit us to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness or satisfy maturities.

Changes in Economic and Energy Consumption Growth Rates May Have an Adverse Impact on Our Business

      Our regulated rates are designed to recover our operating expenses and earn a fair return on our rate base. These rates are based on forecasted consumption over the period covered by the base rate cases. A decrease in actual consumption could have a negative impact on our earnings and cash flows. Economic conditions generally affect the amount of energy consumption.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals required as of the date hereof to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We may not be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future rates.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental legal or regulatory requirements, could prevent construction of new facilities or operation of our existing facilities and could result in significant additional cost or loss of income.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including all-risk property damage insurance and commercial general public liability insurance, in amounts and with deductibles that we consider appropriate. Such insurance coverage may not be available for any specific occurrence and may not be available in the future on commercially reasonable terms and the insurance proceeds received for any loss of or any damage to any of our facilities may not be sufficient to permit us to replace or repair those facilities or to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of terrorist activity.

Recession, Acts of War or Terrorism Could Have an Adverse Impact on Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Acquisition, Construction and Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects or refurbish existing facilities, the completion of any of which is subject to substantial risk. These activities require significant lead-time and the expenditure of significant sums for preliminary engineering, permitting, fuel supply, legal and other development expenses before we can establish whether a project is feasible.

      The construction, expansion or refurbishment of a transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. We may not be able to obtain access to the substantial debt and equity capital required to acquire, develop or construct new projects or to modify or refurbish existing facilities as may be required to service anticipated future customer demand. Furthermore, future customer demand may be less than anticipated and may not support the related costs.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2003, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

      We are a New Jersey corporation and all of our common stock is owned by PSEG. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges and Consolidated Ratios of Earnings to Fixed Charges and Preference Dividends

      Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                                             Years Ended December 31,
                                               Three Months Ended    -----------------------------------------
                                                 March 31, 2004      2003     2002     2001     2000     1999
                                               ------------------    ----     ----     ----     ----     ----
Ratios of Earnings to Fixed Charges.........         3.28x           1.96x    1.78x    1.70x    3.22x    3.63x
Ratios of Earnings to Combined Fixed
    Charges and Preferred Security
    Dividend Requirements...................         3.21x           1.93x    1.75x    1.67x    3.12x    3.51x

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Cumulative Preferred Stock will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of outstanding series of our Cumulative Preferred Stock or our outstanding indebtedness.

                  DESCRIPTION OF THE CUMULATIVE PREFERRED STOCK

      The following statement briefly summarizes certain provisions of Articles IV and V of the our Restated Certificate of Incorporation, as amended, and as proposed to be amended to create a new series of Cumulative Preferred Stock, copies of which Restated Certificate of Incorporation and amendments thereto (hereinafter called the "Charter"), and the proposed amendment creating the Cumulative Preferred Stock, are filed as Exhibits 3-1a to 3-1e to the registration statement of which this Prospectus is a part (the "Registration Statement"). For the complete text of such provisions reference is made to such exhibits, and to the particular Articles and Subdivisions of the Charter, hereinafter referred to, and the following statement is qualified in its entirety by such reference.

      The Charter authorizes the issuance of two classes of Cumulative Preferred Stock (hereinafter collectively called the "preferred stock") consisting of 7,500,000 shares of Cumulative Preferred Stock having a par value of $100 per share (hereinafter called "Preferred Stock ($100 Par)") and 10,000,000 shares of Cumulative Preferred Stock-$25 Par (hereinafter called "Preferred Stock-$25 Par"). All shares of Preferred Stock ($100 Par) and Preferred Stock-$25 Par which are redeemed by us are cancelled and, upon such cancellation, are restored to the status of authorized but unissued shares, not classified as to series. The Preferred Stock ($100 Par) and the Preferred Stock-$25 Par rank equally with respect to dividends and distribution of our assets upon liquidation or dissolution. All series of each class of preferred stock rank equally with all other series of the same class, and all series of the same class must be alike in all respects, except for variations and differences between series as to rate of dividends, redemption provisions, amounts payable upon liquidation or dissolution, any sinking fund and any conversion rights, all as determined by our Board of Directors. If any dividends or the amounts payable on liquidation or dissolution of PSE&G are not paid in full upon all shares of preferred stock, all shares of preferred stock shall participate ratably, as to the payment of dividends, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in case of our liquidation or dissolution, in proportion to the sums which would be payable on such liquidation or dissolution if all sums payable thereon to holders of all shares of preferred stock were discharged in full.

      As of December 31, 2003, there were 795,234 shares of Preferred Stock ($100 Par) and no shares of Preferred Stock-$25 Par issued and outstanding.

Dividend Rights

      See the accompanying prospectus supplement.

      So long as any shares of preferred stock are outstanding, no dividend (other than dividends payable in shares of common stock) may be paid on or set apart for the common stock, nor may any shares thereof be purchased, redeemed or otherwise acquired for value by us or any of our subsidiaries, unless (i) we are not in arrears in respect of any dividends on, or sinking fund for any series of, preferred stock; (ii) full dividends on all outstanding shares of preferred stock for the then current quarterly dividend period have been declared and set apart; and (iii) after giving effect to the payment of such dividend or such purchase, redemption or other acquisition, the capital represented by our common stock, plus our surplus, exceeds the aggregate of the amounts payable on our involuntary liquidation or dissolution in respect of all shares of preferred stock then outstanding.

      No dividends may be paid on our capital stock except out of our earned surplus.

Voting Rights

      If dividends upon any shares of preferred stock are in arrears in an amount at least equal to the annual dividend thereon, the holders of preferred stock, voting separately as a single class, are entitled to elect a majority of our Board of Directors. Such voting rights of the holders of preferred stock to elect directors shall continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights shall cease, subject to being again revived from time to time. Stockholders of all classes, including holders of preferred stock when entitled to vote, are entitled to cumulative voting in the election of directors.

      Without the consent of the holders of two-thirds of the preferred stock then outstanding, voting as a single class, we may not issue preferred stock unless (1) our net earnings available for the payment of interest charges, after provisions for all taxes, for any 12 consecutive months out of the 15 preceding months, shall have been at least 1 1/2 times the aggregate of the annual interest requirements on our indebtedness to be outstanding immediately after the issuance of such shares and the annual dividend requirements on all preferred stock to be then outstanding, and (2) our capital represented by our common stock, plus our surplus, shall exceed the aggregate of the amounts payable on our involuntary liquidation or dissolution in respect of all shares of our preferred stock to be outstanding immediately after the issuance of such additional shares.

      When voting as a single class the holders of Preferred Stock ($100 Par) are entitled to one vote per share, and the holders of Preferred Stock-$25 Par are entitled to 1/4 vote per share.

      Without the consent of the holders of two-thirds of each class of outstanding preferred stock, we may not adopt any amendment to the Charter which would (1) create or authorize any class of stock ranking prior to or equally with such class as to dividends or distribution of assets on our liquidation or dissolution, or (2) adversely affect the rights or preferences of the holders of any shares of such class, provided that, if any such amendment adversely affects less than all series of such class, only the consent of the holders of two-thirds of each series so affected is required, and that no consent of the holders of either class of preferred stock is required to increase the amount of authorized preferred stock.

      Without the consent of the holders of a majority of each class of outstanding preferred stock, we may not consolidate or merge with or into any other corporation unless none of the rights or preferences of the holders of such class will be adversely affected thereby, and unless the corporation resulting therefrom will have outstanding immediately thereafter no stock, except the preferred stock, ranking prior to or equally with such class as to dividends or distribution of assets on our liquidation or dissolution.

      Except as otherwise required by law, the holders of our common stock have all other voting rights. PSEG is the owner of all of our outstanding common stock.

Liquidation Rights

      On our liquidation or dissolution (not including a consolidation or merger to which we are a party), before any payment or distribution is made to the holders of the common stock, the holder of each share of preferred stock of each series is entitled to be paid (1) if such liquidation or dissolution be involuntary, the par value thereof, or, (2) if such liquidation or dissolution be voluntary, the amount established by the Board of Directors in respect of the shares of such series, which in the case of each outstanding series is the optional redemption price then in effect, plus in each case an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared, and no more.

Redemption and Sinking Fund Provisions (if any)

      See the accompanying prospectus supplement for details of the redemption and sinking fund provisions (if any) applicable to the new Cumulative Preferred Stock.

Other Provisions

      The holders of preferred stock are not entitled to any pre-emptive or other subscription rights.

      The shares of the new Cumulative Preferred Stock, when duly issued and paid for in accordance with the Purchase Agreement hereinafter mentioned, will be fully paid and non-assessable.

                              PLAN OF DISTRIBUTION

      We will sell the Cumulative Preferred Stock through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for Cumulative Preferred Stock (the "Terms and Conditions") filed as Exhibit 1-1a to the registration statement of which this prospectus constitutes a part. Written notice of bidding for any series of Cumulative Preferred Stock will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Cumulative Preferred Stock. Such notice will advise bidders of:

      o     the date and time for receipt of bids,

      o whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

      o     the series designation of the Cumulative Preferred Stock,

      o the number of shares and the par value per share of Cumulative Preferred Stock to be sold,

      o the minimum and maximum percentages of the par value per share which may be specified in the bid as the purchase price for the Cumulative Preferred Stock,

      o     the term of the Cumulative Preferred Stock,

      o the terms and conditions upon which such Cumulative Preferred Stock may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

      o such other provisions that we may set to establish the terms and conditions of the Cumulative Preferred Stock and the terms of the bidding therefore.

      Thereafter, we may also notify such bidders, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced number of shares of the Cumulative Preferred Stock for which we may elect to receive bids.

      Upon the acceptance of a bid for a series or issue of the Cumulative Preferred Stock, a Purchase Agreement, substantially in the form of Exhibit 1-1b to the registration statement of which this prospectus constitutes a part, will become effective providing for the issuance and sale of such Cumulative Preferred Stock pursuant to a firm commitment underwriting on the terms set forth therein.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Cumulative Preferred Stock to which such prospectus supplement relates, including, as applicable:

      o the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

      o the initial public offering or purchase price of such Cumulative Preferred Stock;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     the net proceeds to us; and

      o the securities exchanges, if any, on which such Cumulative Preferred Stock will be listed.

General Information

      Underwriters, dealers and agents that participate in the distribution of the Cumulative Preferred Stock may be underwriters, as defined in the Securities Act, and any discounts, concessions or commissions that we pay them and any profit on their resale of the Cumulative Preferred Stock offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents who participate in the sale of Cumulative Preferred Stock to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

      The Cumulative Preferred Stock of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell Cumulative Preferred Stock of a series for public offering and sale may make a market in such securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of Cumulative Preferred Stock we issue will develop or be maintained or be liquid.

      If we indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase Cumulative Preferred Stock from us which will be paid for and delivered on a future date specified in the prospectus.

                                 LEGAL OPINIONS

      The legality of the Cumulative Preferred Stock will be passed on for us by James T. Foran, Esquire, our General Corporate Counsel, or R. Edwin Selover, Esquire, our Senior Vice President and General Counsel. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel for any prospective bidders, underwriters, agents or dealers and may rely on the opinion of Mr. Foran or Mr. Selover as to matters of New Jersey law. Messrs. Foran and Selover are also employees of our affiliate, PSEG Services Corporation.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 3, 2004

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $2,500,000,000

                                  [LOGO] PSE&G

                       First and Refunding Mortgage Bonds
                            Secured Medium-Term Notes

                                   ----------

      We may offer from time to time, together or separately, one or more series of our First and Refunding Mortgage Bonds and/or Secured Medium-Term Notes.

      When a particular series of First and Refunding Mortgage Bonds or Secured Medium-Term Notes is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any Securities that may be offered.

      The aggregate initial public offering price of all securities which may be sold under this prospectus shall not exceed $2,500,000,000 less the aggregate initial public offering price of any securities that are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      We will sell the First and Refunding Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for First and Refunding Mortgage Bonds. See "Plan of Distribution" for a description of the applicable competitive bidding procedures.

      This prospectus may not be used to consummate sales of the securities without the delivery of one or more prospectus or pricing supplements.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in our First and Refunding Mortgage Bonds or our Secured Medium-Term Notes involves risks. You should carefully review "Risk Factors" beginning on page 6 of this prospectus.

                The date of this prospectus is        , 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Where you Can Find More Information .......................................    3

Forward-Looking Statements ................................................    5

Risk Factors ..............................................................    6

Public Service Electric and Gas Company ...................................    8

Use of Proceeds ...........................................................    8

Description of the Mortgage Bonds .........................................    8

Description of the Secured Medium-Term Notes ..............................   14

Description of the Pledged Bond ...........................................   21

Plan of Distribution ......................................................   21

Legal Opinions ............................................................   23

Experts ...................................................................   24

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings of one or more series. The aggregate principal amount of securities that we may offer under this prospectus is $2,500,000,000 less the aggregate initial public offering price of any securities that are sold under a separate prospectus filed with the same registration statement.

      This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSE&G," "Company," "we," "our," "ours" and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      We may use this prospectus to offer from time to time:

      o our First and Refunding Mortgage Bonds (we refer to these Bonds and other Bonds issued or issuable under the Mortgage as "Mortgage Bonds"); or

      o     our Secured Medium-Term Notes.

      We sometimes refer to our First and Refunding Mortgage Bonds and our Secured Medium-Term Notes that may be offered under this prospectus collectively as the "Securities."

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, as well as at our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any particular offering of Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2003.

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2004.

      o     Our Current Reports on Form 8-K dated February 2, 2004 and April 29,
            2004.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. The following review of factors should not be construed as exhaustive:

      o significant risk factors and considerations discussed in this prospectus;

      o     ability to obtain adequate and timely rate relief;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o     liquidity and the ability to access capital and credit markets;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change our structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the United States (U.S.), which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o     energy obligations, available supply and trading risks;

      o     adverse weather conditions that significantly impact operations;

      o     changes in the electric industry including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

      o     growth in costs and expenses;

      o     the impact of environmental regulation on operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets;

      o changes in political conditions, recession, acts of war or terrorism;

      o     availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o     inability to attract and retain management and other key employees;
            and

      o ability to service debt as a result of any of the aforementioned events.

      Consequently, all of the forward-looking statements made in this prospectus or in the documents incorporated by reference or deemed to be incorporated by reference herein are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our First and Refunding Mortgage Bonds or Secured Medium-Term Notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows. Such factors could affect actual results and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      As a public utility, our rates are regulated by the New Jersey Board of Public Utilities (the "BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to recover our operating expenses and allow us to earn a fair return on our rate base, which primarily consists of our property, plant and equipment less various adjustments. These rates include our electric and gas tariff rates that are subject to regulation by the BPU as well as our transmission rates that are subject to regulation by FERC. Our base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in our adjustment charges, there will be a negative impact on earnings or cash flows.

      If our operating expenses, other than costs recovered through adjustment charges, exceed the amount included in our base rates and in our FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

Deregulation and the Unbundling of Energy Supplies and Services and the Establishment of a Competitive Energy Marketplace May Have an Adverse Impact on Our Business

      As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from self-generation or various other suppliers. Increased competition from these companies could reduce the quantity of our retail sales and have a negative impact on our earnings or cash flows.

An Inability to Raise Capital on Favorable Terms to Refinance Existing Indebtedness or to Fund Capital Commitments May Have an Adverse Impact on Our Business

      Our capital is provided by equity contributions from our parent, Public Service Enterprise Group Incorporated ("PSEG"), internally-generated cash flows and borrowings from third parties. In order to meet our capital requirements, we require continued access to the capital or credit markets on acceptable terms.

      Our current or future capital structure, operating performance or financial condition may not permit us to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness or satisfy maturities.

Changes in Economic and Energy Consumption Growth Rates May Have an Adverse Impact on Our Business

      Our regulated rates are designed to recover our operating expenses and earn a fair return on our rate base. These rates are based on forecasted consumption over the period covered by the base rate cases. A decrease in actual consumption could have a negative impact on our earnings and cash flows. Economic conditions generally affect the amount of energy consumption.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals required as of the date hereof to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We may not be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future rates.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental legal or regulatory requirements, could prevent construction of new facilities or operation of our existing facilities and could result in significant additional cost or loss of income.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including all-risk property damage insurance and commercial general public liability insurance, in amounts and with deductibles that we consider appropriate. Such insurance coverage may not be available for any specific occurrence and may not be available in the future on commercially reasonable terms and the insurance proceeds received for any loss of or any damage to any of our facilities may not be sufficient to permit us to replace or repair those facilities or to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of terrorist activity.

Recession, Acts of War or Terrorism Could Have an Adverse Impact on Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Acquisition, Construction and Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects or refurbish existing facilities, the completion of any of which is subject to substantial risk. These activities require significant lead-time and the expenditure of significant sums for preliminary engineering, permitting, fuel supply, legal and other development expenses before we can establish whether a project is feasible.

      The construction, expansion or refurbishment of a transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. We may not be able to obtain access to the substantial debt and equity capital required to acquire, develop or construct new projects or to modify or refurbish existing facilities as may be required to service anticipated future customer demand. Furthermore, future customer demand may be less than anticipated and may not support the related costs.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2003, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

      We are a New Jersey corporation and all of our common stock is owned by PSEG. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges

      Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                                             Years Ended December 31,
                                              Three Months Ended     ----------------------------------------
                                                 March 31, 2004      2003     2002     2001     2000     1999
                                              ------------------     ----     ----     ----     ----     ----
Ratios of Earnings to Fixed Charges.........         3.28x           1.96x    1.78x    1.70x    3.22x    3.63x

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Mortgage Bonds and Secured Medium-Term Notes will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

                        DESCRIPTION OF THE MORTGAGE BONDS

      The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and Wachovia Bank, National Association (formerly Fidelity Union Trust Company), as Trustee (the "Mortgage Trustee"), as amended and supplemented by the one hundred supplemental indentures now in effect and, for each series of such mortgage bonds, a new supplemental indenture to be dated the first day of the month in which such series of the Mortgage Bonds are issued (the "New Supplements"). The indenture, supplemental indentures and the form of supplemental indenture are hereinafter collectively called the

"Mortgage" and are filed as Exhibits 4-1 through 4-101 to the Registration Statement. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions, reference is made to the above-mentioned Exhibits and to the particular Articles and Sections of the Mortgage. A copy of the Mortgage, including a proposed New Supplement, may be inspected at the office of the Mortgage Trustee at 21 South Street, Morristown, New Jersey or at the office of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

      Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds protection in the event of a highly leveraged or similar transaction.

Interest, Maturity and Payment

      See the prospectus supplement.

Redemption

      See the prospectus supplement.

Lien and Security

      Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

      Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, where not subject to State claims unless the State specifically defined and asserted a claim within the one-year period ending November 2, 1982. As a result, the state published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties we own. We believe that we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1.0% of our net plant in service. No maps depicting State claims to property owned by us on the western (Delaware River) side of New Jersey were published with the one-year period mandated by the Constitutional Amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our improved properties along the Delaware River.

      The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

      Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations and our gas production plants and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

      Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. As of December 31, 2003, additions or improvements against which Mortgage Bonds may be authenticated amounted to approximately $1.5 billion. The principal amount of additional Mortgage Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

      Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee, upon such deposit.

      Mortgage Bonds may also be issued:

      o in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

      o in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

      All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

      We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the BPU.

      The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

      So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock, if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

      The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the "TIA").

Release and Substitution of Property

      Cash proceeds of released property held by the Mortgage Trustee:

      o may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

      o may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee;

      o     may be invested in obligations of the United States; or

      o may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

      The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

      Certain additional provisions as to the release of property are referred to above under "Issuance of Additional Mortgage Bonds" and "Maintenance and Depreciation Provisions."

Defaults

      The following constitute events of default under the Mortgage:

      o default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

      o default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

      o default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

      o the adjudication of us as a bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

      The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

      If a default in the payment of principal, interest or sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

      The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage. However, pursuant to the provisions of the TIA, we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Paying Agent

      Wachovia Bank, National Association, Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with Wachovia Bank, National Association. See "The Mortgage Trustee."

Book-Entry Mortgage Bonds

      Mortgage Bonds of a series may be issued, in whole or in part, in global form (a "Global Security") that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global mortgage bonds may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by such Mortgage Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities, or (3) an event of default under the Mortgage has occurred and is continuing, then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Mortgage Bonds will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Mortgage Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Mortgage Bonds.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds must be made by or through a direct participant, which will receive a credit for the Mortgage Bonds on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Mortgage Bonds will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Mortgage Bonds are credited at that time.

      Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Mortgage Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Mortgage Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      Redemption. Redemption notices will be sent to DTC. If less than all of the Mortgage Bonds of any series is being redeemed, DTC's practice is to reduce by lot the amount of the interests of participants in those Mortgage Bonds.

      Discontinuation of DTC's Services. DTC may discontinue providing its services as securities depositary with respect to the Mortgage Bonds at any time by giving reasonable notice to the Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Mortgage Bond certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Mortgage Bonds certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Mortgage Trustee, the Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

      The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

      We maintain ordinary banking relationships with Wachovia Bank, National Association, including credit facilities and lines of credit. Wachovia Bank, National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

                  DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

      The Secured Medium-Term Notes (the "Secured Medium-Term Notes") will be issued under the Indenture of Trust, dated as of March 1, 1993 (the "Note Indenture"), between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as trustee (the "Note Trustee"). A copy of the Note Indenture may be inspected at the office of the Note Trustee at 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, or at the office of the SEC, 450 Fifth Street, N.W., Judiciary Plaza Washington, D.C. 20549.

      Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

      The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

      o     the date of issue;

      o the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

      o     the interest rate;

      o the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

      o     any optional redemption provisions;

      o the purchase price, specified as a percentage of the principal amount thereof;

      o     issuance in book-entry or certificated form; and

      o any other applicable material provisions not otherwise described herein.

      The Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semiannually in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date") and on the stated maturity date or date of earlier redemption (the "Maturity Date") and the regular record date relating to an Interest Payment Date other than the Maturity Date will be February 15 and August 15, respectively (each, a "Regular Record Date").

      We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

Interest Rates and Payments

      Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term
Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable secured Medium-Term Note, and interest on such secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

      We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in "Book-Entry System". We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder's address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any

Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

      If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

      The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See "Description of Pledged Bond--Redemption." In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

      The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

      The Secured Medium-Term Notes will be serviced and secured equally and ratably by one or more series of our Mortgage Bonds (the "Pledged Bond"), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of the Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. The Pledged Bond constitutes one or more separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our First and Refunding Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond. See "Description of the Pledged Bond."

Events of Default

      The Note Indenture provides that the following shall constitute "Events of Default" with respect to any series of Secured Medium-Term Notes:

      o default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

      o default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

      o default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

      o the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

      o     certain events of bankruptcy, insolvency or reorganization.

      If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

      The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See "Voting of Pledged Bond."

      The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of any series, the Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such registered holders to do so.

Certificate of Compliance

      Pursuant to the TIA, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the
Note Indenture.

Voting of Pledged Bond

      The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a "proposed action") is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of Secured Medium-Term Notes of such series as follows: (a) if the proposed action does not affect any of our Mortgage Bonds outstanding under the Mortgage other than one or more series of Pledged Bond, the Note Trustee may vote each series of Pledged Bonds held by it only with approval of the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series serviced and secured by that series of Pledged Bonds which would be affected by the proposed action; or (b) if the proposed action affects our Mortgage Bonds outstanding under the Mortgage in addition to the Pledged Bond held by the Note Trustee, the Note Trustee shall deliver notice of the proposed action to the registered holders of each series of Secured Medium-Term Notes requesting their response and, if the registered holders of at least 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond, the Note Trustee shall vote all of the Pledged Bond proportionately in accordance with the directions received from the responding registered holders, provided that if the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond with the same direction, the Note Trustee shall vote all of the Pledged Bond in accordance with such direction, and provided further that if the registered holders of less than 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond in accordance with such procedure, the Note Trustee shall vote an equivalent portion (in principal amount) of the Pledged Bond proportionately in accordance with the directions so received and shall not vote the remaining Pledged Bond. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

      Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer our properties or assets substantially as an entirety to any person, unless:

      o the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

      o after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

      o     certain other conditions are met.

Modification and Waiver

      Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

      o change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

      o reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

      o change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

      o change the date on which any Secured Medium-Term Note may be redeemed;

      o impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

      o impair the security interest under the Note Indenture in any Pledged Bond; or

      o reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

      The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

      o to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the
            Note Indenture and the Secured Medium-Term Notes;

      o to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

      o to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      o to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

      o     to evidence and provide for the acceptance of appointment under the
            Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

      o     to cure any ambiguity, to correct or supplement any provision in the
            Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the
            Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

      o to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the TIA or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under the TIA;

      o to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

      o     to permit the Note Trustee to comply with the law;

      o to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

      o to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

      The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

      o with respect to an Event of Default relating to an event of default under the Mortgage,

      o a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series, or

      o a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

      The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and maintain paying agencies) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

      We maintain ordinary banking relationships with JP Morgan Chase Bank, the Note Trustee, including credit facilities and lines of credit.

Book-Entry System

      The Secured Medium-Term Notes may be issued in whole or in part in global form (a "Global Note") which will be deposited with, or on behalf of, DTC (the "Depository") and registered in the name of the Depository's nominee. A Global Note may represent one or more Secured Medium-Term Notes of the same series, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository, see "Description of the Mortgage Bonds--Book-Entry Mortgage Bonds".

                         DESCRIPTION OF THE PLEDGED BOND

      One Pledged Bond will be issued under and secured by the Mortgage with respect to each series of Medium-Term Notes. For a description of the Mortgage, see "Description of the Mortgage Bonds." Each Pledged Bond will constitute a series of our Mortgage Bonds.

      The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum, sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Interest, Maturity and Payment

      Interest on the Pledged Bond shall accrue at a fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on March 1 and September 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

      In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

      o the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation,

      o the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and

      o the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby. The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

      The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

      o at any time in whole or in part at our option upon receipt by the Mortgage Trustee of written certification by us and the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

      o at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above.

                              PLAN OF DISTRIBUTION

Mortgage Bonds

      We will sell the Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New First and Refunding Mortgage Bonds (the "Terms and Conditions") filed as Exhibit 1-2a to the registration statement of which this prospectus constitutes a part. Written notice of bidding for any series of Mortgage Bonds will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Mortgage Bonds. Such notice will advise bidders of:

      o     the date and time for receipt of bids,

      o whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

      o the principal amount of the particular series or issue of the Mortgage Bonds,

      o     the series designation of the Mortgage Bonds,

      o the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the Mortgage Bonds,

      o     the term of the Mortgage Bonds,

      o the terms and conditions upon which such Mortgage Bonds may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

      o such other provisions that we may set to establish the terms and conditions of the Mortgage Bonds and the terms of the bidding therefore.

      Thereafter, we may also notify such bidders, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of the Mortgage Bonds for which we may elect to receive bids.

      Upon the acceptance of a bid for a series or issue of the Mortgage Bonds, a Purchase Agreement, substantially in the form of Exhibit 1-2b to the registration statement of which this prospectus constitutes a part, will become effective providing for the issuance and sale of such Mortgage Bonds pursuant to a firm commitment underwriting on the terms set forth therein.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Mortgage Bonds to which such prospectus supplement relates, including, as applicable:

      o the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

      o     the initial public offering or purchase price of such Mortgage
            Bonds;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     the net proceeds to us; and

      o the securities exchanges, if any, on which such Mortgage Bonds will be listed.

Secured Medium-Term Notes

      If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

      Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

      Underwriters, dealers and agents that participate in the distribution of the Mortgage Bonds or Secured Medium-Term Notes may be underwriters, as defined in the Securities Act, and any discounts, concessions or commissions that we pay them and any profit on their resale of the Mortgage Bonds or Secured Medium-Term Notes offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents who participate in the sale of Mortgage Bonds or Secured Medium-Term Notes to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

      The Mortgage Bonds or Secured Medium-Term Notes of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes of a series for public offering and sale may make a market in such securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of Mortgage Bonds or Secured Medium-Term Notes we issue will develop or be maintained or be liquid.

      If we indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase Mortgage Bonds or Secured Medium-Term Notes from us which will be paid for and delivered on a future date specified in the prospectus.

                                 LEGAL OPINIONS

      The legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by James T. Foran, Esquire, our General Corporate Counsel, or
R. Edwin Selover, Esquire, our Senior Vice President and General Counsel, who may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin Brown & Wood LLP, New York, New York, will act as counsel for any prospective bidders, underwriters, agents or dealers and may rely on the opinion of Mr. Foran or Mr. Selover as to matters of New Jersey law and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Pennsylvania law. Messrs. Foran and Selover are also employees of our affiliate, PSEG Services Corporation.

      Mr. Foran and Mr. Selover have each reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under "Description of the Mortgage Bonds -- Lien and Security" (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr Andrews & Ingersoll, LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr Andrews & Ingersoll, LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance on the authority of Mr. Foran or Mr. Selover, as the case may be, and of Ballard Spahr Andrews & Ingersoll, LLP, respectively, as experts.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated May 3, 2004

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $2,500,000,000

                                  [LOGO] PSE&G

                             Senior Debt Securities

                                   ----------

      We may offer from time to time, together or separately, one or more series of our unsecured Senior Debt Securities (the "Debt Securities"). The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness.

      When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

      The aggregate initial public offering price of all Debt Securities which may be sold under this prospectus shall not exceed $2,500,000,000 less the aggregate initial public offering price of any securities which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      We will sell the Debt Securities through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New Senior Debt Securities. See "Plan of Distribution" for a description of the applicable competitive bidding procedures.

      This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in our Debt Securities involves risks. You should carefully review "Risk Factors" beginning on page 5 of this prospectus.

                The date of this prospectus is         , 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Where you Can Find More Information .......................................    3

Forward-Looking Statements ................................................    4

Risk Factors ..............................................................    5

Public Service Electric and Gas Company ...................................    7

Use of Proceeds ...........................................................    7

Description of the Debt Securities ........................................    8

Plan of Distribution ......................................................   19

Legal Opinions ............................................................   20

Experts ...................................................................   20

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the Debt Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Debt Securities which we may offer under this prospectus is $2,500,000,000 less the aggregate initial public offering price of any securities which are sold under a separate prospectus filed with the same registration statement.

      This prospectus provides a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSE&G," "Company," "we," "our," "ours," and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, as well as our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any particular offering of Debt Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2003.

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2004.

      o     Our Current Reports on Form 8-K dated February 2, 2004 and April 29,
            2004.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

     You should rely only on the information contained or incorporated in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. The following review of factors should not be construed as exhaustive:

      o significant risk factors and considerations discussed in this prospectus;

      o     ability to obtain adequate and timely rate relief;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o     liquidity and the ability to access capital and credit markets;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change our structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the United States (U.S.), which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o     energy obligations, available supply and trading risks;

      o     adverse weather conditions that significantly impact operations;

      o     changes in the electric industry including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

      o     growth in costs and expenses;

      o     the impact of environmental regulation on operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets;

      o changes in political conditions, recession, acts of war or terrorism;

      o     availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o     inability to attract and retain management and other key employees;
            and

      o ability to service debt as a result of any of the aforementioned events.

      Consequently, all of the forward-looking statements made in this prospectus or the documents incorporated by reference or deemed to be incorporated by reference herein are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding our Debt Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase Debt Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows. Such factors could affect actual results and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      As a public utility, our rates are regulated by the New Jersey Board of Public Utilities (the "BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to recover our operating expenses and allow us to earn a fair return on our rate base, which primarily consists of our property, plant and equipment less various adjustments. These rates include our electric and gas tariff rates that are subject to regulation by the BPU as well as our transmission rates that are subject to regulation by FERC. Our base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in our adjustment charges, there will be a negative impact on earnings or cash flows.

      If our operating expenses, other than costs recovered through adjustment charges, exceed the amount included in our base rates and in our FERC jurisdictional rates, there will be a negative impact on our earnings or operating cash flows.

Deregulation and the Unbundling of Energy Supplies and Services and the Establishment of a Competitive Energy Marketplace May Have an Adverse Impact on Our Business

      As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from self generation or various other suppliers. Increased competition from these companies could reduce the quantity of our retail sales and have a negative impact on our earnings or cash flows.

An Inability to Raise Capital on Favorable Terms to Refinance Existing Indebtedness or to Fund Capital Commitments May Have an Adverse Impact on Our Business

      Our capital is provided by equity contributions from our parent, Public Service Enterprise Group Incorporated ("PSEG"), internally-generated cash flows and borrowings from third parties. In order to meet our capital requirements, we require continued access to the capital or credit markets on acceptable terms.

      Our current or future capital structure, operating performance or financial condition may not permit us to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness or satisfy maturities.

Changes in Economic and Energy Consumption Growth Rates May Have an Adverse Impact on Our Business

      Our regulated rates are designed to recover our operating expenses and earn a fair return on our rate base. These rates are based on forecasted consumption over the period covered by the base rate cases. A decrease in actual consumption could have a negative impact on our earnings and cash flows. Economic conditions generally affect the amount of energy consumption.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals required as of the date hereof to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We may not be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future rates.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental legal or regulatory requirements, could prevent construction of new facilities or operation of our existing facilities and could result in significant additional cost or loss of income.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including all-risk property damage insurance and commercial general public liability insurance, in amounts and with deductibles that we consider appropriate. Such insurance coverage may not be available for any specific occurrence and may not be available in the future on commercially reasonable terms and the insurance proceeds received for any loss of or any damage to any of our facilities may not be sufficient to permit us to replace or repair those facilities or to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of terrorist activity.

Recession, Acts of War or Terrorism Could Have an Adverse Impact on Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Acquisition, Construction and Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects or refurbish existing facilities, the completion of any of which is subject to substantial risk. This activity requires a significant lead-time and the expenditure of significant sums for preliminary engineering, permitting, fuel supply, legal and other development expenses before we can establish whether a project is feasible.

      The construction, expansion or refurbishment of a transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. We may not be able to obtain access to the substantial debt and equity capital required to acquire, develop or construct new projects or to modify or refurbish existing facilities as may be required to service anticipated future customer demand. Furthermore, future customer demand may be less than anticipated and may not support the related costs.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2003, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

      We are a New Jersey corporation and all of our common stock is owned by PSEG. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is 973-430-7000.

Consolidated Ratios of Earnings to Fixed Charges

      Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                                             Years Ended December 31,
                                               Three Months Ended    ----------------------------------------
                                                 March 31, 2004      2003     2002     2001     2000     1999
                                               ------------------    ----     ----     ----     ----     ----
Ratios of Earnings to Fixed Charges.........         3.28x           1.96x    1.78x    1.70x    3.22x    3.63x

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      Unless we state otherwise in the prospectus supplement, net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes including the redemption or refunding of our outstanding indebtedness.

                       DESCRIPTION OF THE DEBT SECURITIES

      We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture (the "Indenture") dated as of December 1, 2000 between us and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable.

General

      The Debt Securities will be our unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture (Section 301) provides that the Debt Securities which are the subject of this prospectus and any of our additional unsecured debt securities, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by our Board of Directors. Debt Securities issued under the Indenture are herein collectively referred to, when a single trustee is acting for all debt securities issued under the Indenture, as the "Indenture Securities." We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

      The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement, which we sometimes refer to as "Offered Securities," as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

      You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

      o     The title of such Debt Securities;

      o The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series;

      o If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

      o The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable;

      o The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      o The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option;

      o Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased;

      o Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities;

      o Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined;

      o The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served;

      o The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities;

      o If other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

      o The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

      o The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under " -- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article;

      o The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture;

      o If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

      o Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

      o The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

      o Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture); and

      o Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

      o     Any other terms of such Debt Securities.

      If applicable, the prospectus supplement will also set forth a discussion of any material United States federal income tax considerations relevant to the Debt Securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

      Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Any material United States federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

      The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "- Resignation and Removal of Trustee" herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Indenture Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

      Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See "Book-Entry Debt Securities". Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000 (in the case of Registered Securities), and in the denomination of $5,000 (in the case of Bearer Securities). (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

      Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

      Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange

      o at each office or agency required to be maintained by us for payment of such series as described in "Payment and Paying Agents," and

      o at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

      We will not be required to:

      o issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

      o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option, other than in respect of Debt Securities issued in global form, interest (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

      If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer

Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

      The following will constitute Events of Default under the Indenture with the respect to Debt Securities of any series (Section 501):

      o default in the payment of any interest on or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto and continuance of such default for a period of 30 days;

      o default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise;

      o default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series;

      o default in the performance, or breach, of any covenant or agreement of ours in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to us;

      o certain events in bankruptcy, insolvency or reorganization affecting us; and

      o any other Event of Default provided with respect to Debt Securities of that series.

      We are required to file with the Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1005) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section
601)

      If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502)

      Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

      The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

Merger or Consolidation

      The Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any Person, unless either we are the continuing corporation or such corporation or Person is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and assumes by supplemental indenture all of our obligations under the Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. (Section 801)

Modification or Waiver

      Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things:

      o change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security;

      o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;

      o change any of our obligations to pay Additional Amounts in respect of any such Indenture Security;

      o reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of any such Indenture Security;

      o change the place or currency of payment of principal of, or any premium or interest on, any such Indenture Security;

      o impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;

      o     adversely affect any right to convert or exchange any Indenture
            Security;

      o reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;

      o     reduce the requirements for voting or quorum described below; or

      o modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902)

      The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1006)

      Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another Person to us as obligor under the Indenture;

      o to add to our covenants for the benefit of the holders of all or any series of Indenture Securities issued under the Indenture and any related coupons or to surrender any right or power conferred upon us by the Indenture;

      o to add Events of Default for the benefit of the holders of all or any series of Indenture Securities;

      o to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons;

      o to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

      o to secure the Indenture Securities under the Indenture pursuant to the requirements of Section 801, or otherwise;

      o to establish the form or terms of the Indenture Securities of any series and any related coupons;

      o to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

      o to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of any series or any related coupons in any material respect; or

      o to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section
            901)

      In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Indenture Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture and (3) Indenture Securities owned by us or any other obligor upon the Indenture Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

      The Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the

Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504)

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting and (2) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either:

      o to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) ("defeasance") (Section 1402) or

      o to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

            o     an amount in U.S. dollars;

            o Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

            o     a combination thereof in an amount

sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

      "Government Obligations" mean securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which are unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

      In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Events of Default described in the fourth and sixth bullet points under "-Events of Default" (Section 501) with respect to any covenant as to which there has been covenant defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration. (Section 501)

      If the Trustee or any Paying Agent is unable to apply any money in accordance with the Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with the Indenture; provided, however, that if we make any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, we shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

      The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt Securities of a series may be issued, in whole or in part, in global form (a "Global Security") that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by us to the Trustee, and then by such Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (3) an Event of Default under the Indenture has occurred and is continuing, then we will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Debt Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Debt Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Debt Securities must be made by or through a direct participant, which will receive a credit for the Debt Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Debt Securities will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Debt Securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      Redemption. Redemption notices will be sent to DTC. If less than all of the Debt Securities of any series is being redeemed, DTC's practice is to reduce by lot the amount of the interests of participants in those Debt Securities.

      Discontinuation of DTC's Services. DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustee, the Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Trustee

      The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

The Trustee

      We maintain ordinary banking relationships with Wachovia Bank, National Association, including credit facilities and lines of credit. Wachovia Bank, National Association also serves as trustee under the Indenture dated August 1, 1924, with respect to our First and Refunding Mortgage Bonds and under other indentures under which we or our affiliates are the obligor.

                              PLAN OF DISTRIBUTION

      We will sell the Debt Securities through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New Senior Debt Securities (the "Terms and Conditions") filed as Exhibit 1-3a to the registration statement of which this prospectus constitutes a part. Written notice of bidding for any series of Debt Securities will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Debt Securities. Such notice will advise bidders of:

      o     the date and time for receipt of bids,

      o whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

      o the principal amount of the particular series or issue of the Debt Securities,

      o     the series designation of the Debt Securities,

      o the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the Debt Securities,

      o     the term of the Debt Securities,

      o the terms and conditions upon which such Debt Securities may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

      o such other provisions that we may set to establish the terms and conditions of the Debt Securities and the terms of the bidding therefore.

      Thereafter, we may also notify such bidders, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of the Debt Securities for which we may elect to receive bids.

      Upon the acceptance of a bid for a series or issue of the Debt Securities, a Purchase Agreement, substantially in the form of Exhibit 1-3b to the registration statement of which this prospectus constitutes a part, will become effective providing for the issuance and sale of such Debt Securities pursuant to a firm commitment underwriting on the terms set forth therein.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Debt Securities to which such prospectus supplement relates, including, as applicable:

      o the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

      o     the initial public offering or purchase price of such Debt
            Securities;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     the net proceeds to us; and

      o the securities exchanges, if any, on which such Debt Securities will be listed.

      The Debt Securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell Debt Securities of a series for public offering and sale may make a market in such securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of Debt Securities we issue will develop or be maintained or be liquid.

      Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of Debt Securities may engage in other transactions with, and perform other services for, us and our affiliates in the ordinary course of business.

      The form of the Purchase Agreement provides that the consummation of the purchase of each series or issue of the Offered Securities will be subject to certain conditions precedent and that we will indemnify each underwriter or purchaser against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL OPINIONS

      The validity of the Debt Securities will be passed upon for us by James T. Foran, Esquire, General Corporate Counsel or R. Edwin Selover, Esquire, Senior Vice President and General Counsel. Sidley Austin Brown & Wood LLP, New York, New York will act as counsel for any prospective bidders, underwriters, dealers or agents. Messrs. Selover and Foran are also employees of our affiliate, PSEG Services Corporation.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 3, 2004

PROSPECTUS
                                 $2,500,000,000

                             PSE&G CAPITAL TRUST III
                             PSE&G CAPITAL TRUST IV
                             PSE&G CAPITAL TRUST V
                             PSE&G CAPITAL TRUST VI
                             PSE&G CAPITAL TRUST VII

                           TRUST PREFERRED SECURITIES
                 Guaranteed to the Extent the Issuer Thereof has
                     Available Funds as Set Forth Herein by

                                  [LOGO] PSE&G

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      PSE&G Capital Trust III, PSE&G Capital Trust IV, PSE&G Capital Trust V, PSE&G Capital Trust VI and PSE&G Capital Trust VII, as Issuer, may severally offer, from time to time, their respective Trust Preferred Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of such Issuer. Public Service Electric and Gas Company ("PSE&G") will be the owner of beneficial interests represented by the common securities of each Issuer. PSE&G will execute Deferrable Interest Subordinated Debentures in favor of each Issuer with respect to a loan from such Issuer of the proceeds of sales of the related Preferred Securities and common securities.

      Pursuant to a Guarantee Agreement to be entered into by PSE&G with respect to the corresponding Preferred Securities, PSE&G will agree to make payments of cash distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities but only to the extent that such Issuer holds funds available therefor and has not made such payments as more fully described herein.

      The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the registration statement of which this prospectus forms a part shall not exceed $2,500,000,000 less the aggregate initial public offering price of any securities which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      This prospectus may not be used to consummate sales of the Preferred Securities without delivery of one or more prospectus supplements.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in the Preferred Securities involves risks. You should carefully review "Risk Factors" beginning on page 5 of this prospectus.

                 The date of this prospectus is        , 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Where You Can Find More Information .......................................    3

Forward-Looking Statements ................................................    4

Risk Factors ..............................................................    5

The Issuers ...............................................................    9

Public Service Electric and Gas Company ...................................   10

Use of Proceeds ...........................................................   11

Accounting Treatment Relating to the Preferred Securities .................   11

Description of the Preferred Securities ...................................   11

Description of the Guarantees .............................................   21

Description of the Debentures .............................................   23

Relationship Among the Preferred Securities, the Debentures
  and the Guarantees ......................................................   27

Plan of Distribution ......................................................   28

Legal Opinions ............................................................   29

Experts ...................................................................   29

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Public Service Electric and Gas Company ("PSE&G") and the Issuers filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the Issuers may, from time to time, sell any amount of the Preferred Securities described in this prospectus in one or more offerings of one or more series, in which case PSE&G will execute a Guarantee Agreement and Deferrable Interest Subordinated Debentures. The aggregate principal amount of Preferred Securities that the Issuers may offer under this prospectus is $2,500,000,000 less the aggregate initial public offering price of any securities that are sold under a separate prospectus filed with the same registration statement. Each time an Issuer sells Preferred Securities, that Issuer and PSE&G will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      PSE&G and the Issuers believe that they have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

     PSE&G files annual, quarterly and current reports and other information with the SEC. PSE&G's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, as well as PSE&G's web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of PSE&G's securities are listed.

      The SEC allows the Issuers to "incorporate by reference" documents that PSE&G files with the SEC, which means that the Issuers can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that PSE&G files later with the SEC will be deemed to automatically update and supersede this incorporated information. PSE&G incorporates by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any particular offering of Preferred Securities.

      o     PSE&G's Annual Report on Form 10-K for the year ended December 31,
            2003.

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2004.

      o PSE&G's Current Reports on Form 8-K dated February 2, 2004 and April 29, 2004.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference in this prospectus or in the prospectus supplement. Neither the Issuers nor PSE&G have authorized anyone else to provide you with different or additional information. You should not rely on any other representations. PSE&G's results of operations, financial condition, business and prospects may change after this prospectus and any prospectus supplement is distributed to you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference herein that address activities, events or developments that the Issuers and PSE&G expect or anticipate will or may occur in the future, including such matters as PSE&G's projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of PSE&G's businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by PSE&G in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, actual results and developments may differ materially from these expectations and predictions due to a number of risks and uncertainties, many of which are beyond the Issuers' and PSE&G's control. The following review of factors should not be construed as exhaustive:

      o significant risk factors and considerations discussed in this prospectus;

      o     ability to obtain adequate and timely rate relief;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o     liquidity and the ability to access capital and credit markets;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change PSE&G's structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the United States (U.S.), which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o     energy obligations, available supply and trading risks;

      o     adverse weather conditions that significantly impact operations;

      o changes in the electric industry including changes to power pools and their market structure, rules and regulations;

      o     delays or cost escalations of construction and development;

      o changes in the number of market participants and the risk profiles of such participants;

      o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

      o     growth in costs and expenses;

      o     the impact of environmental regulation on operations;

      o changes in rates of return on overall debt and equity markets that could have an adverse impact on the value of pension assets;

      o     effectiveness of our risk management and internal controls systems;

      o     changes in corporate strategies;

      o changes in political conditions, recession, acts of war or terrorism;

      o     availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o     inability to attract and retain management and other key employees;
            and

      o ability to service debt as a result of any of the aforementioned events.

      Consequently, all of the forward-looking statements made in this prospectus or in the documents incorporated by reference or deemed to be incorporated by reference herein are qualified by these cautionary statements and neither the Issuers nor PSE&G can assure you that the results or developments anticipated by them will be realized or, even if realized, will have the expected consequences to or effects on PSE&G or its business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. The Issuers and PSE&G expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Issuers' Trust Preferred Securities, neither the Issuers nor PSE&G are making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should consider carefully the risks described below before making a decision to purchase any series of the Preferred Securities:

Structure Risks

Obligations Under the Guarantees and the Debentures are Subordinate to All of PSE&G's General Liabilities

      PSE&G's obligations under the Guarantees to be issued for the benefit of the holders of the Preferred Securities to be issued by the Issuers are unsecured and rank subordinate and junior in right of payment to all of PSE&G's general liabilities. PSE&G's obligations under its Debentures to be issued pursuant to the Indenture between it and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee, will be unsecured and rank subordinate and junior in right of payment to all of PSE&G's senior indebtedness. At December 31, 2003, PSE&G's senior indebtedness aggregated approximately $3.3 billion. None of the terms of the Preferred Securities, the Debentures or the Guarantees will limit PSE&G's ability to incur additional liabilities, including indebtedness that will rank senior to the Debentures and the Guarantees. See "Description of the Guarantees -- Status of the Guarantees" and "Description of the Debentures -- Subordination."

      The ability of an Issuer to pay cash distributions ("Distributions") on its Preferred Securities and the redemption price or liquidation amount of such Preferred Securities is solely dependent upon PSE&G making the payments on the related series of Debentures when due.

The Tax Consequences of the Debentures' Option to Extend the Interest Payment Period May Result in You Incurring Income Tax Liability Before Cash Payments are Made

      So long as no Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, PSE&G has the right at any time and from time to time to defer payments of interest on such series of Debentures by extending the interest payment period on such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, but not beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSE&G shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSE&G may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. PSE&G shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date. See "Description of the Debentures -- Option to Extend Interest Payment Period."

      As a consequence, owners of Preferred Securities during an Extension Period will be required to include accrued interest in gross income but will not receive the related cash payment until the date on which the related Debentures mature or are redeemed and any owners of Preferred Securities who dispose of Preferred Securities prior to such date will be required to include the accrued interest in gross income, but will not receive any cash related thereto. For United States federal income tax purposes, the adjusted tax basis of the Debentures represented by the corresponding Preferred Securities will be increased by the amount of any original issue discount that is included in income without a receipt of cash and will be decreased when and if such cash is subsequently received by the owner of such Preferred Securities.

      Should PSE&G exercise its right to defer payments of interest by extending the interest payment period on any Debentures, the market price of the corresponding Preferred Securities is likely to be affected. An owner who disposes of Preferred Securities during an Extension Period might not receive the same return on investment as an owner who continues to hold Preferred Securities. In addition, as a result of the mere existence of PSE&G's right to defer interest payments on the Debentures, the market price of the Preferred Securities may be more volatile than other securities that are not subject to such deferrals.

If You Sell the Preferred Securities You May Incur Additional Taxes

      The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Debentures. An owner of Preferred Securities who disposes of Preferred Securities prior to the record date for the payment of Distributions will nevertheless be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis of the Preferred Securities so disposed. Such owner will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

We may Redeem Debentures and the Corresponding Preferred Securities in Certain Circumstances

      Upon the occurrence and continuation of certain adverse changes in tax treatment (a "Tax Event") or in treatment under the Investment Company Act of 1940, as amended (the "Investment Company Act") (an "Investment Company Event"), PSE&G will have the right to redeem a series of Debentures, in whole but not in part, and therefore cause a mandatory redemption of the corresponding Preferred Securities and common securities of the Issuer at a redemption price equal to the liquidation amount plus accumulated and unpaid Distributions, within 90 days following the occurrence of such Tax Event or Investment Company Event. The prospectus supplement will contain a description of these circumstances.

You May be Forced to Accept a Distribution of the Debentures in Exchange for Your Preferred Securities

      At any time, PSE&G may, in its sole discretion, dissolve an Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the related Debentures to be distributed to the holders of the corresponding Preferred Securities, provided that PSE&G shall have delivered to the Issuer Trustees an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSE&G or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) that any such distribution will not be a taxable event to the owners of such Preferred Securities. Although PSE&G will agree to use its best efforts to list the Debentures on a national securities exchange, to the extent that the Preferred Securities are so listed, there can be no assurance that such Debentures will be approved for listing or that a trading market will exist for them.

      There can be no assurance as to the market prices for the Debentures that may be distributed in exchange for Preferred Securities if a dissolution of the related Issuer were to occur. Accordingly, the Debentures that a holder of corresponding Preferred Securities may receive upon such a distribution, or the Preferred Securities held pending such a distribution, may trade at a discount to the price that the investor paid to purchase such Preferred Securities. Because holders of Preferred Securities may receive Debentures at PSE&G's sole discretion, prospective purchasers of Preferred Securities are also making an investment decision with regard to the related series of Debentures and should carefully review all the information regarding the Debentures contained in the prospectus and prospectus supplement. See "Description of the Debentures."

Your Rights Under the Guarantees are Limited

      Each Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). Wachovia Bank, National Association will be the indenture trustee under each Guarantee for the purposes of compliance with the TIA and will hold each Guarantee for the benefit of the holders of the corresponding Preferred Securities. Under a Guarantee, PSE&G will agree to make the following payments to the holders of corresponding Preferred Securities, to the extent not paid by the related Issuer: (i) any accumulated and unpaid Distributions on any such Preferred Securities to the extent that the Issuer has funds available therefor, (ii) the redemption price of any such Preferred Securities called for redemption to the extent that the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (unless the related series of Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the liquidation amount of such Preferred Securities plus accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Issuer available for distribution to holders of Preferred Securities upon such dissolution and liquidation of the Issuer. See "Description of the Guarantees -- General."

      The holders of at least a majority in aggregate liquidation amount of corresponding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of a related Guarantee and to direct the exercise of any trust power conferred upon the Trustee under such Guarantee. Any holder of corresponding Preferred Securities may institute a legal proceeding directly against PSE&G to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Issuer, the Trustee or any other person or entity. If PSE&G defaults on its obligation to pay amounts payable on the related series of Debentures, the Issuer will not have sufficient funds for the payment of Distributions, amounts payable on redemption of the Preferred Securities or amounts payable upon liquidation of the Issuer and, accordingly, holders of the corresponding Preferred Securities will not be able to rely upon the related Guarantee for payment of such amounts. Instead, the Property Trustee or holders of the corresponding Preferred Securities may enforce the rights of the Issuer under the related Debentures against PSE&G pursuant to the terms of those Debentures. The proposed form of Amended and Restated Trust Agreement provides that each holder of Preferred Securities, by acceptance thereof, agrees to these provisions of the Trust Agreement, the Guarantee and the Indenture.

You Have Limited Voting Rights as a Holder of Preferred Securities

      Holders of Preferred Securities will have limited voting rights under the related Trust Agreement. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the related Issuer Trustees, which voting rights are vested exclusively in PSE&G as the holder of the Common Securities, except that upon the occurrence of an event of default under the Trust Agreement, the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities may replace the Property Trustee and the Delaware Trustee. See "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees."

Company Risks

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact PSE&G's Business

      As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities (the "BPU") and the Federal Energy Regulatory Commission ("FERC"). These rates are designed to recover its operating expenses and allow it to earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on its earnings or cash flows.

      If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on its earnings or operating cash flows.

Deregulation and the Unbundling of Energy Supplies and Services and the Establishment of a Competitive Energy Marketplace May Have an Adverse Impact on PSE&G's Business

      As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from self-generation or various other suppliers. Increased competition from these companies could reduce the quantity of PSE&G's retail sales and have a negative impact on its earnings or cash flows.

An Inability on the Part of PSE&G to Raise Capital on Favorable Terms to Refinance Existing Indebtedness or to Fund Capital Commitments May Have an Adverse Impact on PSE&G's Business

      PSE&G's capital is provided by equity contributions from its parent, Public Service Enterprise Group Incorporated ("PSEG"), internally-generated cash flows and borrowings from third parties. In order to meet its capital requirements, PSE&G requires continued access to the capital or credit markets on acceptable terms.

      PSE&G's current or future capital structure, operating performance or financial condition may not permit it to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for it to successfully carry out its business strategy or to service its indebtedness or satisfy maturities.

Changes in Economic and Energy Consumption Growth Rates May have an Adverse Impact on PSE&G's Business

      PSE&G's regulated rates are designed to recover its operating expenses and earn a fair return on its rate base. These rates are based on forecasted consumption over the period covered by the base rate cases. A decrease in actual consumption could have a negative impact on PSE&G's earnings and cash flows. Economic conditions generally affect the amount of energy consumption.

Environmental Regulation May Limit PSE&G's Operations

      PSE&G is required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While PSE&G believes that it has obtained all material environmental-related approvals required as of the date hereof to own and operate its facilities or that such approvals have been applied for and will be issued in a timely manner, it may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on PSE&G, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring its facilities into compliance.

      PSE&G may not be able to:

      o obtain all required environmental approvals that it does not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future rates.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental legal or regulatory requirements, could prevent construction of new facilities or operation of PSE&G's existing facilities and could result in significant additional cost or loss of income.

PSE&G's Insurance Coverage May Not Be Sufficient

      PSE&G has insurance for its facilities, including all-risk property damage insurance and commercial general public liability insurance, in amounts and with deductibles that it considers appropriate. Such insurance coverage may not be available for any specific occurrence and may not be available in the future on commercially reasonable terms and the insurance proceeds received for any loss of or any damage to any of PSE&G's facilities may not be sufficient to permit it to replace or repair those facilities or to continue to make payments on its debt. Additionally, certain properties that PSE&G owns may not be insured in the event of terrorist activity.

Recession, Acts of War or Terrorism Could Have an Adverse Impact on PSE&G

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodity markets. PSE&G cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on its financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, PSE&G's fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of its ability to distribute some portion of its energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on its financial condition, results of operation and net cash flows.

PSE&G's Acquisition, Construction and Development Activities May Not Be
Successful

      PSE&G may seek to acquire, develop and construct new energy projects or refurbish existing facilities, the completion of any of which is subject to substantial risk. These activities require significant lead-time and the expenditure of significant sums for preliminary engineering, permitting, fuel supply, legal and other development expenses in before PSE&G can establish whether a project is feasible.

      The construction, expansion or refurbishment of a transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. PSE&G may not be able to obtain access to the substantial debt and equity capital required to acquire, develop or construct new projects or to modify or refurbish existing facilities as may be required to service anticipated future customer demand. Furthermore, future customer demand may be less than anticipated and may not support the related costs.

                                   THE ISSUERS

      Each of PSE&G Capital Trust III, PSE&G Capital Trust IV, PSE&G Capital Trust V, PSE&G Capital Trust VI and PSE&G Capital Trust VII (each, an "Issuer" and collectively, the "Issuers") is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by PSE&G, as depositor, and the Issuer Trustees (as defined below) (except for the Property Trustee with respect to PSE&G Capital Trust IV) and (2) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the TIA.

      Each Issuer exists for the exclusive purposes of issuing and selling its Trust Securities and using the proceeds from the sale of its Trust Securities to acquire a corresponding series of PSE&G's Deferrable Interest Subordinated Debentures (the "Debentures"), maintaining the status of the Issuer as a grantor trust for United States federal income tax purposes and engaging in those activities necessary, convenient or incidental to the foregoing. All of the beneficial interests represented by common securities (the "Common Securities") of each Issuer will be owned by PSE&G. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of that Issuer, except that upon the occurrence and continuance of an event of default with respect to the corresponding series of Debentures (a "Debenture Event of Default") under the Indenture dated as of June 1, 1996 (as amended and supplemented from time to time, the "Indenture") between PSE&G and Wachovia Bank, National Association, as trustee (the "Debenture Trustee"), the rights of the holders of such Common Securities to payment of cash distributions ("Distributions") and payments upon redemption and liquidation will be subordinated to the rights of the holders of such Preferred Securities. The Indenture will be qualified as an indenture under the TIA.

      Each Issuer's business and affairs are conducted by three trustees, each appointed by PSE&G as holder of the Common Securities and each of which shall be a United States person for United States federal income tax purposes: (1) Wachovia Bank, National Association (the "Property Trustee"); (2) an affiliate of the Property Trustee that has its principal place of business in the State of Delaware (the "Delaware Trustee"); and (3) one individual trustee who is an employee or officer of or affiliated with PSE&G (the "Administrative Trustee", and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). The holder of the Common Securities, or the holders of at least a majority in aggregate liquidation amount of an Issuer's Preferred Securities if an event of default under the Trust Agreement (a "Trust Agreement Event of Default") has occurred and is continuing, will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement.

      Pursuant to the Trust Agreement of each Issuer, PSE&G will pay all fees and expenses related to that Issuer and the offering of its Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of that Issuer except such Issuer's obligations under its Preferred Securities and Common Securities.

      The principal place of business of each Issuer is 80 Park Plaza, Newark, New Jersey 07102, and its telephone number is (973) 430-7000.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      PSE&G is an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. It currently supplies electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Its electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of December 31, 2003, PSE&G provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. PSE&G's load requirements are almost evenly split among residential, commercial and industrial customers. PSE&G believes that it has all the franchises (including consents) necessary for its electric and gas distribution operations in the territory it serves. Such franchise rights are not exclusive.

      PSE&G is a New Jersey corporation and all of its common stock is owned by PSEG. Its principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and its telephone number is (973) 430-7000.

Consolidated Ratios of Earnings to Fixed Charges

      PSE&G's consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                                                             Years Ended December 31,
                                               Three Months Ended    ----------------------------------------
                                                 March 31, 2004      2003     2002     2001     2000     1999
                                               ------------------    ----     ----     ----     ----     ----
Ratios of Earnings to Fixed Charges.........         3.28x           1.96x    1.78x    1.70x    3.22x    3.63x

      You can obtain additional information about PSE&G in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      The proceeds to be received by the Issuers from the sale of the Preferred Securities offered hereby will be used by the Issuers to purchase Debentures from PSE&G. Unless otherwise specified in the prospectus supplement, the proceeds from the sale of the Debentures will be added to PSE&G's corporate funds and used by PSE&G for general corporate purposes including the redemption or refunding of its outstanding indebtedness.

            ACCOUNTING TREATMENT RELATING TO THE PREFERRED SECURITIES

      In accordance with Accounting Principles Generally Accepted in the United States, the financial statements of the Issuers are not consolidated with PSE&G's financial statements. PSE&G's financial statements will reflect its obligations to the Issuers as a liability under the caption of Long-Term Debt.

                     DESCRIPTION OF THE PREFERRED SECURITIES

      Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities. The Preferred Securities of an Issuer will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to the payment of Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

General

      The Preferred Securities of each Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities." The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the related Issuer to purchase a corresponding series of Debentures from PSE&G. The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by PSE&G for the benefit of the holders of each Issuer's Preferred Securities (each, a "Guarantee") will be subordinate and junior in right of payment to all general liabilities of PSE&G. Pursuant to each Guarantee, PSE&G will agree to make payments of Distributions and payments on redemption or liquidation with respect to such Preferred Securities, but only to the extent the related Issuer holds funds available therefor and has not made such payments. See "Description of the Guarantee."

      It is anticipated that the assets of each Issuer available for distribution to the holders of its Preferred Securities will be limited to payments from PSE&G under the corresponding series of Debentures in which such Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Debentures." If PSE&G fails to make a payment on a series of Debentures, the related Issuer will not have sufficient funds to make related payments, including Distributions, on its Preferred Securities.

Distributions

      Distributions on the Preferred Securities of each Issuer will be payable at a rate specified (or at a rate whose method of determination is described) in the prospectus supplement for such Preferred Securities. Unless otherwise specified in such prospectus supplement, the amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in the prospectus supplement, Distributions on the Preferred Securities will be cumulative and will accumulate from the date of original issuance and will be payable in arrears on the dates specified in the prospectus supplement except as otherwise described below. Unless otherwise specified in the prospectus supplement, in the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day (as defined below), payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing is referred to herein as a "Distribution Date"). Unless otherwise specified in the prospectus supplement, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

      Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the securities register of the related Issuer on the relevant record date, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry-Only Issuance -- The Depository Trust Company." In the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities will be specified in the prospectus supplement.

      So long as no Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, PSE&G will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on such series of Debentures for up to the maximum period specified in the prospectus supplement for such series of Debentures (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the Debentures of such series. As a consequence, Distributions on the corresponding Preferred Securities would be deferred by the Issuer thereof during such Extension Period, but the amount of Distributions to which holders of the corresponding Preferred Securities would be entitled will continue to accumulate at the annual rate applicable to Distributions thereon, compounded with the same frequency with which Distributions are payable. During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of PSE&G's capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period on a series of Debentures, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of such Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of any series of Debentures at maturity or upon redemption, the proceeds from such payment will be applied by the Property Trustee to redeem a like amount of the corresponding Trust Securities of the Issuer thereof at a redemption price (the "Redemption Price") equal to the liquidation amount of such Trust Securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the corresponding Trust Securities will be set forth in the prospectus supplement.

      If less than all the Trust Securities of the Issuer thereof are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be selected by the Property Trustee among such Issuer's Preferred Securities and Common Securities pro rata based on the respective aggregate liquidation amounts of such Preferred Securities and Common Securities, subject to the provisions of "-- Subordination of Common Securities." The particular Preferred Securities to be redeemed will be selected by the Property Trustee of that Issuer by such method as the Property Trustee shall deem fair and appropriate. The Property Trustee will promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, where applicable, the partial amount to be redeemed.

Redemption Procedures

      Notice of any redemption of Trust Securities will be given by the Property Trustee to the holders of such Trust Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any Trust Securities, then, to the extent funds are available therefor, the Issuer thereof will irrevocably deposit with the paying agent for such Trust Securities funds sufficient to pay the applicable Redemption Price for the Trust Securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Securities upon surrender thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date for Trust Securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, the Redemption Price will be payable on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer thereof or by PSE&G pursuant to the Guarantee as described under "Description of the Guarantees," Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

      Subject to applicable law, PSE&G or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, as well as payment of the Liquidation Distribution under the circumstances described below, shall be made pro rata based on the respective aggregate liquidation amounts of such Trust Securities; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to the corresponding series of Debentures, no payment of any Distribution on, or Redemption Price of, any of such Issuer's Common Securities, and no other payment on account of the liquidation of such Common Securities, shall be made unless (i) payment in full in cash of all accumulated and unpaid Distributions on all of such Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, (ii) in the case of a redemption, the full amount of such Redemption Price on all of such Issuer's outstanding Preferred Securities shall have been paid or provided for, or (iii) in the case of dissolution of such Issuer, the full amount of the Liquidation Distribution to which all of such Issuer's outstanding Preferred Securities are entitled shall have been paid or duly provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, or the Liquidation Distribution in respect of, all of such Issuer's outstanding Preferred Securities then due and payable.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the holder of the related Issuer's Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default has been cured, waived or otherwise eliminated with respect to the Preferred Securities. Until any such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the corresponding Preferred Securities and not on behalf of PSE&G, as holder of such Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Pursuant to its Trust Agreement, each Issuer shall be dissolved on the earliest to occur of:

      (1)   the expiration of the term of such Issuer;

      (2) the bankruptcy, dissolution or liquidation of PSE&G or an acceleration of the maturity of the corresponding series of Debentures held by such Issuer;

      (3) if provided for in the prospectus supplement, upon PSE&G's election to dissolve such Issuer and, after satisfaction of liabilities to creditors of such Issuer, cause the distribution of the corresponding series of Debentures to the holders of such Issuer's Trust Securities;

      (4)   the redemption of all of such Issuer's Trust Securities; or

      (5) an order for the dissolution of such Issuer shall have been entered by a court of competent jurisdiction.

      PSE&G's election pursuant to clause (3) above shall be made by giving written notice to the Issuer Trustees not less than 30 days prior to the date of distribution of the corresponding series of Debentures and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for United States federal income tax purposes.

      If a dissolution event occurs as described in clause (1), (2) or (5) above with respect to any Issuer, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of its Trust Securities a like amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate liquidation amount per Trust Security specified in the prospectus supplement plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to an Issuer's Preferred Securities can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on such Preferred Securities shall be paid on a pro rata basis. The holders of such Issuer's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities with respect to payment of such Liquidation Distribution.

Trust Agreement Event of Default; Notice

      A Debenture Event of Default shall constitute a Trust Agreement Event of Default with respect to the Preferred Securities issued by the related Issuer under its Trust Agreement.

      Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the corresponding Trust Securities, the Administrative Trustee and PSE&G, unless such Trust Agreement Event of Default shall have been cured or waived. PSE&G and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

      Under each Trust Agreement, if the Property Trustee has failed to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, any holder of the corresponding Preferred Securities may institute a legal proceeding directly to enforce the Property Trustee's rights under the Trust Agreement or the Indenture with respect to Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Debentures, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property Trustee. Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to PSE&G's failure to pay principal of or premium, if any, or interest on the Debentures of any series has occurred and is continuing, then each holder of corresponding Preferred Securities may institute a legal proceeding directly against PSE&G for enforcement of any such payment to such holder, all as provided in the Indenture.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the corresponding Preferred Securities shall have a preference over the related Issuer's Common Securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See "-- Liquidation Distribution Upon Dissolution" and "-- Subordination of Common Securities."

Removal of Issuer Trustees

      Unless a Trust Agreement Event of Default has occurred and is continuing, any Issuer Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced only by the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (1) to appoint one or more United States persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (2) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a Trust Agreement Event of Default has occurred and is continuing, only the Property Trustee shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

      Any corporation or other entity into which any Issuer Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Issuer Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such corporation or other entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

      An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution Upon Dissolution." An Issuer may, at PSE&G's request, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state, provided that

      o such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities substantially similar to such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation;

      o PSE&G expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the corresponding series of Debentures;

      o the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed;

      o such merger, consolidation, amalgamation or replacement does not cause the rating of such Preferred Securities (including any Successor Securities) to be downgraded or withdrawn by any nationally recognized statistical rating organization;

      o such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect;

      o such successor entity has a purpose substantially similar to that of such Issuer;

      o prior to such merger, consolidation, amalgamation or replacement, PSE&G has received an opinion of counsel to such Issuer to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act; and

      o PSE&G or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement.

      Notwithstanding the foregoing, an Issuer shall not, except with the consent of all holders of its Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Issuers" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

      A Trust Agreement may be amended from time to time by PSE&G and the Issuer Trustees, without the consent of the holders of the corresponding Preferred Securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities.

      A Trust Agreement may be amended by PSE&G and the Issuer Trustees in any other respect, with the consent of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities, except to

      o change the amount, timing or currency or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution,

      o restrict the right of a holder of any such Preferred Security to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution,

      o     change the purpose of the related Issuer,

      o authorize the issuance of any additional beneficial interests in the related Issuer,

      o     change the redemption provisions,

      o change the conditions precedent for PSE&G to elect to dissolve the related Issuer and distribute the corresponding series of Debentures to the holders of such Preferred Securities or

      o     affect the limited liability of any holder of such Preferred
            Securities,

which amendment requires the consent of each holder of the related Preferred Securities affected thereby.

      Notwithstanding the foregoing, no amendment may be made without receipt by the related Issuer of an opinion of counsel to the effect that such amendment will not affect such Issuer's status as a grantor trust for United States federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

      The Issuer Trustees shall not

      o direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the corresponding series of Debentures,

      o     waive any past default under the Indenture,

      o exercise any right to rescind or annul an acceleration of the principal of the corresponding series of Debentures or

      o consent to any amendment or modification of the Indenture, where such consent shall be required,

without, in each case, obtaining the consent of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities of the related Issuer; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of Preferred Securities of any notice received from the Debenture Trustee as a result of the Issuer thereof being the holder of the corresponding Debentures. In addition to obtaining the consent of the holders of the corresponding Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the related Issuer will not be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States federal income tax purposes.

      Any required consent of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in the applicable Trust Agreement.

      Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by PSE&G, the Issuer Trustees or any affiliate of PSE&G or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry-Only Issuance -- The Depository Trust Company

      The Depository Trust Company (the "DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully registered global securities will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total liquidation amount of such Issuer's Preferred Securities, and will be deposited with DTC. The Issuers anticipate that the following provisions will apply to the depositary arrangements with respect to any such global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the Preferred Securities represented by such global security for all purposes under the applicable Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Preferred Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in certificated form and will not be considered the owners or holders thereof under the applicable Trust Agreement. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a global security.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Preferred Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Property Trustee will deposit the global securities with the depositary. The deposit with the depositary and registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Preferred Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Preferred Securities must be made by or through a direct participant, which will receive a credit for the Preferred Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the global securities will be made on the books of the participants acting on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in Preferred Securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of the Preferred Securities. The depositary's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Preferred Securities. The depositary generally mails an omnibus proxy to the Issuer just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Preferred Securities are credited at that time.

      Payments. Payments in respect of the Preferred Securities made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not the depositary, the Issuer Trustees or us, subject to any legal requirements in effect at that time.

      The applicable Issuer and, indirectly, PSE&G are responsible for payment in respect of the Preferred Securities to the Issuer Trustees who are responsible for payment to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      Redemption. Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

      Discontinuance of DTC's Services. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and PSE&G. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. PSE&G, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) as a result of such discontinuance or as a result of DTC's ineligibility to so act, in which case definitive certificates for such Preferred Securities will be printed and delivered. After a Trust Agreement Event of Default, the related Issuer will issue definitive certificates for such Issuer's Preferred Securities. Upon distribution of definitive Preferred Securities certificates, owners of such Preferred Securities will become the registered holders of such Preferred Securities.

      In the event that the book-entry-only system is discontinued, the payment of any Distribution, Redemption Price and Liquidation Distribution in respect of such of Preferred Securities will be payable in the manner described in the accompanying prospectus supplement, and the following provisions would apply. The Property Trustee shall keep the registration books for such Preferred Securities at its corporate office. Such Preferred Securities may be transferred or the Preferred Securities certificates representing such Preferred Securities may be exchanged for one or more Preferred Securities certificates upon surrender thereof at the corporate office of the Property Trustee by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Preferred Securities or certificates for Preferred Securities to be transferred or for Preferred Securities certificates to be exchanged, the Property Trustee shall record the registration of transfer or exchange in the registration books and shall deliver new Preferred Securities appropriately registered. The Property Trustee shall not be required to register the transfer of any Preferred Securities that have been called for redemption or on or after the liquidation date. The Issuers and the Property Trustee shall be entitled to treat the holders of the related Preferred Securities, as their names appear in the registration books, as the owners of those Preferred Securities for all purposes under the applicable Trust Agreement.

      The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and PSE&G believe to be accurate, but the Issuers and PSE&G assume no responsibility for the accuracy thereof. Neither the Issuers nor PSE&G has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

      None of any underwriter or agent, the Issuer Trustees, any applicable paying agent, the Issuers or PSE&G will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Information Concerning the Property Trustee

      The Property Trustee is the sole Trustee under each Trust Agreement for purposes of the TIA and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the TIA. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by any Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by PSE&G and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the corresponding Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Miscellaneous

      The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Issuers in such a way that

      o no Issuer will be deemed to be an investment company required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for United States federal income tax purposes,

      o each Issuer will be classified as a grantor trust for United States federal income tax purposes and

      o the Debentures held by such Issuers will be treated as PSE&G's indebtedness for United States federal income tax purposes.

      In this connection, PSE&G and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of the related Issuer or the applicable Trust Agreement, that PSE&G and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the corresponding Preferred Securities.

      Holders of the Preferred Securities have no preemptive or similar rights.

      No Issuer may borrow money, issue debt, execute mortgages or pledge any of its assets.

      Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Issuer Trustees shall be approved by the Administrative Trustee.

Governing Law

      The Trust Agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Certain United States Federal Income Tax Consequences

      A discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of Preferred Securities may be included in the prospectus supplement related to the issuance of such Preferred Securities. Please refer to any discussion of the taxation of the Issuers, Debentures or Preferred Securities provided in the applicable prospectus supplement.

      It is expected that, in connection with the issuance of the Preferred Securities, Ballard Spahr Andrews & Ingersoll, LLP, tax counsel to PSE&G and to the Issuers, will render its opinion that, under then current law and subject to certain assumptions, each of the Issuers will be classified for United States federal income tax purposes as a "grantor trust" and will not be classified as or subject to tax as a partnership, an association that is taxable as a corporation or a publicly traded partnership taxable as a corporation. If an Issuer is properly characterized as a grantor trust, the Issuer will not be subject to United States federal income taxes and each beneficial owner of Preferred Securities will be treated for such purposes as owning a pro rata undivided interest in the Debentures, and will be required to include in income any income with respect to the owner's allocable share of those Debentures. Distributions on the Preferred Securities are not dividends and will not qualify for the corporate dividends received deduction or be taxable at the new lower rates applicable to qualified dividends paid by corporations to individuals.

      Potential purchasers of Preferred Securities should be aware that a Debenture might be treated as having been issued with original issue discount ("OID"). In general, a Debenture will be treated as having been issued with OID if, among other possibilities:

      o the Debenture has an issue price (determined under applicable regulations) that is less than the Debenture's principal amount, unless the amount of OID is less than the "de minimis amount" specified in the applicable Treasury regulations, or

      o interest on the Debenture is not considered to be unconditionally payable at least annually during the entire term of the Debenture at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

      PSE&G's ability to defer interest payments on the Debentures, described in "-- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period" may result in the Debentures having OID. A beneficial owner of Preferred Securities evidencing an interest in Debentures with OID generally will be required to include that OID in income as it accrues, regardless of the owner's regular method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income.

      If relevant, the applicable prospectus supplement will contain a more complete discussion of the rules governing the treatment of OID, including a discussion of the consequences under those rules of our ability to defer interest payments on the Debentures.

      The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of Preferred Securities. Prospective purchasers of Preferred Securities should consult the prospectus supplement related to the issuance of the Preferred Securities they are considering purchasing and their own tax advisors with respect to the United States federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of Preferred Securities.

                          DESCRIPTION OF THE GUARANTEES

      Each Guarantee will be executed and delivered by PSE&G concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the TIA and Wachovia Bank, National Association will act as indenture trustee (the "Guarantee Trustee") under each Guarantee for the purposes of compliance with the TIA. Reference under this caption to Preferred Securities means the Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

      PSE&G will irrevocably agree, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication):

      o any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds available therefor,

      o the Redemption Price to the extent that such Issuer has funds available therefor, and

      o upon a voluntary or involuntary dissolution and liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of
            (a) the aggregate of the liquidation amount specified in the prospectus supplement per Preferred Security plus all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor and
            (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities upon a dissolution and liquidation of such Issuer.

      PSE&G's obligation to make a Guarantee Payment may be satisfied by direct payment by it of the required amounts to the holders of the corresponding Preferred Securities or by causing the related Issuer to pay such amounts to such holders. While PSE&G's assets will not be available pursuant to the Guarantee for the payment of any Distribution, Liquidation Distribution or Redemption Price on any Preferred Securities if the related Issuer does not have funds available therefor as described above, PSE&G has agreed under the applicable Trust

Agreement to pay all expenses of such Issuer except such Issuer's obligations under its Trust Securities. Accordingly, the applicable Guarantee, together with the backup undertakings consisting of PSE&G's obligations under the applicable Trust Agreement, the corresponding series of Debentures and the Indenture, provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities.

      No single document executed by PSE&G in connection with the issuance of Preferred Securities will provide for PSE&G's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of PSE&G's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantees."

Status of the Guarantees

      Each Guarantee will constitute PSE&G's unsecured obligation and will rank subordinate and junior in right of payment to all of PSE&G's general liabilities. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other guarantees issued by PSE&G in respect of preferred securities issued by affiliated trusts similar to the Issuers. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against PSE&G to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures pursuant to the applicable Trust Agreement.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the corresponding Preferred Securities (in which case no consent of the holders will be required), no Guarantee may be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PSE&G and shall inure to the benefit of the holders of the corresponding Preferred Securities.

Guarantee Events of Default

      An event of default under a Guarantee (a "Guarantee Event of Default") will occur upon the failure of PSE&G to perform any of its payment or other obligations thereunder, provided that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, PSE&G shall have received notice of such Guarantee Event of Default from the Guarantee Trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (excluding any Preferred Securities held by PSE&G or an affiliate thereof) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      Any holder of the corresponding Preferred Securities may institute a legal proceeding directly against PSE&G to enforce such holder's rights under such Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

      PSE&G, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under each Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in each Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the corresponding Preferred Securities or upon distribution of the corresponding series of Debentures to the holders of the corresponding Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the corresponding Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

      Each Guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.

                          DESCRIPTION OF THE DEBENTURES

General

      The Debentures will be issued in one or more series under the Indenture. Each series of Debentures will rank pari passu with all other series of Debentures and all other subordinated debt securities issued under the Indenture. Each series of Debentures will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all of PSE&G's Senior Indebtedness (as defined below). See " -- Subordination." The Indenture does not limit the incurrence or issuance of Senior Indebtedness by PSE&G.

      The prospectus supplement will describe the following terms of any series of Debentures:

      o     the title of such series of Debentures;

      o     the aggregate principal amount of such series of Debentures;

      o the date or dates on which the principal of such series of Debentures shall be payable or the method of determination thereof;

      o the rate or rates, if any, at which such series of Debentures shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined;

      o     any terms regarding redemption;

      o     the maximum Extension Period for such series of Debentures; and

      o any other terms of such series of Debentures not inconsistent with the provisions of the Indenture.

      Certain United States federal income tax consequences and special considerations relating to the applicable series of Debentures will also be described in the prospectus supplement.

Option to Extend Interest Payment Period

      Under the Indenture, PSE&G shall have the right at any time and from time to time, so long as no Debenture Event of Default has occurred and is continuing with respect to such series of Debentures, to defer payments of interest by extending the interest payment period for such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSE&G shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSE&G may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of its capital stock. Prior to the termination of any Extension Period, PSE&G may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSE&G may elect to begin a new Extension Period, subject to the above requirements. PSE&G shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

Subordination

      All payments by PSE&G in respect of the Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means:

      o the principal of and premium, if any, in respect of (a) indebtedness of PSE&G for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PSE&G;

      o     all capital lease obligations of PSE&G;

      o all obligations of PSE&G issued or assumed as the deferred purchase price of property, all conditional sale obligations of PSE&G and all obligations of PSE&G under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      o certain obligations of PSE&G for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of PSE&G;

      o all obligations of the type referred to in the above clauses of other persons and all dividends of other persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, PSE&G is responsible or liable as obligor, guarantor or otherwise (other than each Guarantee and obligations ranking pari passu with such Guarantee); and

      o certain obligations of the type referred to in the above clauses of other persons secured by any lien on any property or asset of PSE&G (whether or not such obligation is assumed by PSE&G), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and for indebtedness between or among PSE&G and its affiliates.

      Upon any payment or distribution of PSE&G's assets or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of PSE&G, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the Debentures or the Debenture Trustee on behalf of such holders shall be entitled to receive from PSE&G any payment of principal of, premium, if any, or interest on, the Debentures or distributions of any assets or securities.

      No direct or indirect payment by or on behalf of PSE&G of principal of, premium, if any, or interest on, the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (1) a default in the payment of all or any portion of any Senior Indebtedness or (2) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

      If the Debenture Trustee or any holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on, the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

      Nothing in the Indenture shall limit the right of the Debenture Trustee or the holders of the Debentures to take any action to accelerate the maturity of the Debentures or to pursue any rights or remedies against PSE&G, provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from PSE&G of principal of, premium, if any, or interest on, the Debentures.

      Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PSE&G made on such Senior Indebtedness until the Debentures shall be paid in full.

Certain PSE&G Covenants

      PSE&G will covenant that it may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock (1) during an Extension Period, (2) if there has occurred and is continuing any event that is, or, with the giving of notice or the lapse of time or both would constitute, a Debenture Event of Default or (3) if it is in default with respect to its payment or other obligations under any Guarantee. See "-- Debenture Events of Default and Description of the Guarantee -- Guarantee Events of Default."

      Any waiver of any Debenture Event of Default will require the approval of at least a majority of the aggregate principal amount of the corresponding series of Debentures or, if such Debentures are held by an Issuer, the approval of at least a majority in aggregate liquidation amount of the Preferred Securities of such Issuer; provided, however, that a Debenture Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on, such Debentures may not be waived.

Modification of the Indenture

      From time to time, PSE&G and the Debenture Trustee, without notice to or the consent of any holders of Debentures, may amend or supplement the Indenture for any of the following purposes:

      o     to cure any ambiguity, defect or inconsistency;

      o to comply with the provisions of the Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of the properties as an entirety or substantially as an entirety of PSE&G;

      o to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

      o to make any other change that does not in PSE&G's reasonable judgment adversely affect the rights of any holder of the Debentures;

      o to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

      o to set forth the terms and conditions, which shall not be inconsistent with the Indenture, of any series of Debentures and the form of Debentures of such series.

      In addition, PSE&G and the Debenture Trustee may modify the Indenture or any supplemental indenture or waive future compliance by PSE&G with the provisions of the Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the Debentures of each series affected thereby, provided that no such modification, without the consent of each holder of such Debentures, may

      o     reduce the principal amount of such Debentures,

      o reduce the principal amount of outstanding Debentures of any series the holders of which must consent to an amendment of the Indenture or a waiver,

      o change the stated maturity of the principal of, or interest on, or the rate of interest on, such Debentures,

      o change the redemption provisions applicable to such Debentures adversely to the holders thereof,

      o impair the right to institute suit for the enforcement of any payment with respect to such Debentures,

      o change the currency in which payments with respect to such Debentures are to be made, or

      o change the subordination provisions applicable to such Debentures adversely to the holders thereof, provided that if such Debentures are held by an Issuer, no modification shall be made that adversely affects the holders of the Preferred Securities of such Issuer, and no waiver of any Debenture Event of Default with respect to such Debentures or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Preferred Securities of such Issuer or the holder of each such Preferred Security, as applicable.

Debenture Events of Default

      The following are Debenture Events of Default with respect to the Debentures of any series:

      o default for 30 days in payment of any interest on any Debenture of that series (other than the payment of interest during an Extension Period);

      o default in payment of principal of or premium, if any, on any Debenture of that series when the same becomes due and payable;

      o default for 60 days after receipt by PSE&G of a Notice of Default in the performance of or failure to comply with any other covenant or agreement for such series of Debentures or in the Indenture or any supplemental indenture under which such series of Debentures may have been issued; or

      o     certain events of bankruptcy, insolvency or reorganization of PSE&G.

      In case a Debenture Event of Default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization of PSE&G, in which case the principal of, premium, if any, and any interest on, all of the Debentures shall become immediately due and payable, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the Debentures of that series may declare the principal, together with interest accrued thereon, of all the Debentures of that series to be due and payable; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to such Debentures and the Debenture Trustee or the holders of at least 25% in aggregate principal amount of such series of Debentures fail to declare the principal of such series of Debentures to be immediately due and payable, then, if such Debentures are held by an Issuer, the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities shall have such right by written notice to PSE&G and the Debenture Trustee. The holders of at least a majority in aggregate principal amount of such series of Debentures, by notice to the Debenture Trustee, may rescind an acceleration, provided that if the principal of such Debentures has been declared due and payable by the holders of the corresponding Preferred Securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities.

      PSE&G will be required to furnish to the Debenture Trustee annually a statement as to the compliance by PSE&G with all conditions and covenants under the Indenture and the Debentures and as to any Debenture Event of Default.

Consolidation, Merger, Sale or Conveyance

      PSE&G may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (1) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of PSE&G's obligations under the Debentures, the Guarantees and the Indenture; (2) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which after notice or lapse of time or both would become a Debenture Event of Default, has occurred and is continuing; and (3) certain other conditions prescribed in the Indenture are met.

Defeasance and Discharge

      Under the terms of the Indenture, PSE&G will be discharged from any and all obligations in respect of the Debentures of any series if PSE&G deposits with the Debenture Trustee, in trust, (1) cash and/or (2) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Debentures of such series on the dates such payments are due in accordance with the terms of such Debentures.

Information Concerning the Debenture Trustee

      Subject to the provisions of the Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of any series of Debentures or the holders of the corresponding Preferred Securities, unless such holders shall have offered to the Debenture Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of Debentures affected or the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (with each voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee with respect to such series of Debentures or exercising any trust or power conferred on the Debenture Trustee.

      The Indenture will contain limitations on the right of the Debenture Trustee, as a creditor of PSE&G, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a Debenture Event of Default (1) it is a creditor of PSE&G or (2) there is a default under one or more of the indentures referred to below.

      Wachovia Bank, National Association is the Trustee under PSE&G's Indenture dated August 1, 1924, with respect to PSE&G's First and Refunding Mortgage Bonds, PSE&G's Indenture dated December 1, 2000 with respect to its Debt Securities and various other indentures relating to PSE&G and its affiliates. PSE&G, its subsidiaries and its affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with Wachovia Bank, National Association.

Governing Law

      The Indenture will be governed by and construed in accordance with the laws of the State of New Jersey.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEES

      Payments of Distributions and redemption and liquidation payments due on the Preferred Securities of an Issuer (to the extent such Issuer thereof has funds available for such payments) will be guaranteed by PSE&G as and to the extent set forth under "Description of the Guarantees". No single document executed by PSE&G in connection with the issuance of Preferred Securities of an Issuer will provide for PSE&G's full, irrevocable and unconditional guarantee of such Preferred Securities. It is only the combined operation of PSE&G's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities.

      A holder of any corresponding Preferred Security may institute a legal proceeding directly against PSE&G to enforce its rights under the applicable Trust Agreement, Indenture or Guarantee without first instituting a legal proceeding against the Property Trustee, Debenture Trustee or Guarantee Trustee, the related Issuer or any other person or entity if the applicable Trustee fails to enforce that particular holder's rights thereunder.

      As long as PSE&G makes payments of interest and other payments when due on a series of Debentures, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the corresponding Preferred Securities, primarily because

      o the aggregate principal amount of such series of Debentures will be equal to the sum of the aggregate liquidation amount of the corresponding Preferred Securities and Common Securities,

      o the interest rate and interest and other payment dates on such series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities,

      o the applicable Trust Agreement provides that PSE&G shall pay for all and any costs, expenses and liabilities of the Issuer of such Preferred Securities except such Issuer's obligations under its Preferred Securities and Common Securities, and

      o the applicable Trust Agreements provide that no Issuer will engage in any activity that is not consistent with the limited purposes of such Issuer.

      If and to the extent that PSE&G does not make payments on any series of Debentures, such Issuer will not have funds available to make payments of Distributions or other amounts due on the corresponding Preferred Securities.

      A principal difference between the rights of a holder of a Preferred Security (which represents an undivided beneficial interest in the assets of the Issuer thereof) and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent such Issuer has funds available for the payment of such Distributions.

      Upon any voluntary or involuntary dissolution or liquidation of any Issuer not involving a distribution of any series of Debentures, after satisfaction of liabilities to creditors of such Issuer, the holders of the corresponding Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary liquidation or bankruptcy of PSE&G, each Issuer, as holder of the Debentures, would be a creditor of PSE&G, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of PSE&G receive payments or distributions. Since PSE&G will be the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than an Issuer's obligations to the holders of its Preferred Securities and Common Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of PSE&G in the event of liquidation or bankruptcy of PSE&G would be substantially the same.

      A default or event of default under any Senior Indebtedness would not constitute a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default.

                              PLAN OF DISTRIBUTION

      The Issuers may sell the Preferred Securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.

      The prospectus supplement will set forth the terms of the offering of the Preferred Securities to which such prospectus supplement relates, including, as applicable:

      o the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Preferred Securities;

      o the initial public offering or purchase price of such Preferred Securities;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     any commissions paid to any agents;

      o     the net proceeds to the Issuers; and

      o the securities exchanges, if any, on which such Preferred Securities will be listed.

      Any underwriting compensation paid by PSE&G on behalf of the Issuers to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the prospectus supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with PSE&G and the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by PSE&G for certain expenses.

      Underwriters and dealers and their affiliates may engage in transactions with, or perform services for, the Issuers and PSE&G and/or their affiliates in the ordinary course of business.

      The anticipated delivery date of the Preferred Securities and the respective delivery obligations of underwriters and dealers will be set forth in the prospectus supplement.

      The Preferred Securities of each Issuer will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by the Issuers for public offering and sale may make a market in such Preferred Securities but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the development, maintenance or liquidity of any trading market for any Preferred Securities.

                                 LEGAL OPINIONS

      Certain legal matters will be passed upon for PSE&G by James T. Foran, Esquire, General Corporate Counsel of PSE&G or R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSE&G, by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, special tax counsel to PSE&G and the Issuers, and by Richards, Layton & Finger, P.A., special Delaware counsel to PSE&G and the Issuers. Sidley Austin Brown & Wood LLP, New York, New York will act as counsel for any underwriters, dealers or agents and may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law. Mr. Selover or Mr. Foran and Sidley Austin Brown & Wood LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Pennsylvania law and on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Messrs. Selover and Foran are also employees of PSE&G's affiliate, PSEG Services Corporation.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from PSE&G's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee ..............................       $  316,750
      Printing and engraving ............................          200,000
      Legal fees and expenses ...........................        1,000,000
      Fees of accountants ...............................          110,000
      Fees of trustees and transfer agents ..............          150,000
      Blue sky fees and expenses ........................           50,000
      NYSE Listing Fee ..................................          300,000
      Rating agency fees ................................          600,000
      Miscellaneous .....................................          188,250
                                                                ----------
      Total .............................................       $2,915,000
                                                                ==========

Item 15. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, PSE&G

            (1) has power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to PSE&G's best interest, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, expenses means reasonable costs, disbursements and counsel fees, liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

      Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

      Article 8, Section 1 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      1. Indemnification:

      The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any PSE&G subsidiary as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      2. Limitation of Liability:

      To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      The amended and restated trust agreements for the Trusts provide that no trustee, affiliate of any trustee or agents of any trustee (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the respective PSE&G Capital Trust III, IV, V, VI and VII (the "Trusts" and each, a "Trust") or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of PSE&G or its affiliates or to any holders of preferred trust securities of the respective Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the amended and restated trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The amended and restated trust agreements also provide that, to the fullest extent permitted by applicable law, each Trust shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the respective amended and restated trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The amended and restated trust agreements further provide that to the fullest extent permitted by applicable law, each Trust shall, from time to time, advance fees (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

      Each form of Underwriting Agreement between PSE&G and the Underwriters contains a provision under which each Underwriter agrees to indemnify the directors of PSE&G and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to PSE&G in writing by or on behalf of such Underwriter.

      The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

Item 16. List of Exhibits.

Exhibit
-------
1-1a      Form of Terms and Conditions Relating to Bids for Cumulative Preferred
          Stock.

1-1b Form of Bid with Form of Purchase Agreement attached for Cumulative Preferred Stock.

1-2a Form of Terms and Conditions Relating to Bids for First and Refunding Mortgage Bonds.

1-2b Form of Bid with Purchase Agreement attached for First and Refunding Mortgage Bonds.

1-3a      Form of Terms and Conditions Relating to Bids for Senior Debt
          Securities.

1-3b Form of Bid with Form of Purchase Agreement attached for Senior Debt Securities.

1-4       Form of Underwriting Agreement for Trust Preferred Securities.

3-1a      Certificate of Incorporation of PSE&G, effective May 1, 1986.(1)

3-1b Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed February 18, 1987 with the State of New Jersey adopting limitation of liability provisions in accordance with an amendment to New Jersey Business Corporation Act.(2)

3-1c Certificate of Amendment of Restated Certificate of Incorporation of PSE&G effective June 17, 1992, establishing the 7.44% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.(3)

3-1d Certificate of Amendment of Restated Certificate of Incorporation of PSE&G effective March 11, 1993, establishing the 5.97% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.(4)

3-1e Form of Certificate of Amendment of Restated Certificate of Incorporation of PSE&G establishing the New Preferred Stock as a series of the Preferred Stock of PSE&G.

3-2a      Certificate of Trust for PSE&G Capital Trust III.(5)

3-2b      Amendment to the Certificate of Trust for PSE&G Capital Trust III.

3-3a      Certificate of Trust for PSE&G Capital Trust IV.(6)

3-3b      Amendment to Certificate of Trust for PSE&G Capital Trust IV.

3-4       Certificate of Trust for PSE&G Capital Trust V.

3-5       Certificate of Trust for PSE&G Capital Trust VI.

3-6       Certificate of Trust for PSE&G Capital Trust VII.

3-7a      Trust Agreement for PSE&G Capital Trust III.(7)

3-7b      Amendment to Trust Agreement for PSE&G Capital Trust III.

3-8a      Trust Agreement for PSE&G Capital Trust IV.(8)

3-8b      Amendment to Trust Agreement for PSE&G Capital Trust IV.

3-9       Trust Agreement for PSE&G Capital Trust V.

3-10      Trust Agreement for PSE&G Capital Trust VI.

3-11      Trust Agreement for PSE&G Capital Trust VII.

3-12      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          III.(9)

3-13      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          IV.(10)

3-14      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          V.

3-15      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          VI.

3-16      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          VII.

4-1 Indenture between PSE&G and Fidelity Union Trust Company, (now known as Wachovia Bank, National Association), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds.(11)

4-2       Indenture Supplemental to Exhibit 4-1, dated April 1, 1927.(12)

4-3       Indenture Supplemental to Exhibit 4-1, dated June 1, 1937.(13)

4-4       Indenture Supplemental to Exhibit 4-1, dated July 1, 1937.(14)

4-5       Indenture Supplemental to Exhibit 4-1, dated December 19, 1939.(15)

4-6       Indenture Supplemental to Exhibit 4-1, dated March 1, 1942.(16)

4-7       Indenture Supplemental to Exhibit 4-1, dated June 1, 1949.(17)

4-8       Indenture Supplemental to Exhibit 4-1, dated May 1, 1950.(18)

Exhibit
-------
4-9       Indenture Supplemental to Exhibit 4-1, dated October 1, 1953.(19)

4-10      Indenture Supplemental to Exhibit 4-1, dated May 1, 1954.(20)

4-11      Indenture Supplemental to Exhibit 4-1, dated November 1, 1956.(21)

4-12      Indenture Supplemental to Exhibit 4-1, dated September 1, 1957.(22)

4-13      Indenture Supplemental to Exhibit 4-1, dated August 1, 1958.(23)

4-14      Indenture Supplemental to Exhibit 4-1, dated June 1, 1959.(24)

4-15      Indenture Supplemental to Exhibit 4-1, dated September 1, 1960.(25)

4-16      Indenture Supplemental to Exhibit 4-1, dated August 1, 1962.(26)

4-17      Indenture Supplemental to Exhibit 4-1, dated June 1, 1963.(27)

4-18      Indenture Supplemental to Exhibit 4-1, dated September 1, 1964.(28)

4-19      Indenture Supplemental to Exhibit 4-1, dated September 1, 1965.(29)

4-20      Indenture Supplemental to Exhibit 4-1, dated June 1, 1967.(30)

4-21      Indenture Supplemental to Exhibit 4-1, dated June 1, 1968.(31)

4-22      Indenture Supplemental to Exhibit 4-1, dated April 1, 1969.(32)

4-23      Indenture Supplemental to Exhibit 4-1, dated March 1, 1970.(33)

4-24      Indenture Supplemental to Exhibit 4-1, dated May 15, 1971.(34)

4-25      Indenture Supplemental to Exhibit 4-1, dated November 15, 1971.(35)

4-26      Indenture Supplemental to Exhibit 4-1, dated April 1, 1972.(36)

4-27      Indenture Supplemental to Exhibit 4-1, dated March 1, 1974.(37)

4-28      Indenture Supplemental to Exhibit 4-1, dated October 1, 1974.(38)

4-29      Indenture Supplemental to Exhibit 4-1, dated April 1, 1976.(39)

4-30      Indenture Supplemental to Exhibit 4-1, dated September 1, 1976.(40)

4-31      Indenture Supplemental to Exhibit 4-1, dated October 1, 1976.(41)

4-32      Indenture Supplemental to Exhibit 4-1, dated June 1, 1977.(42)

4-33      Indenture Supplemental to Exhibit 4-1, dated September 1, 1977.(43)

4-34      Indenture Supplemental to Exhibit 4-1, dated November 1, 1978.(44)

4-35      Indenture Supplemental to Exhibit 4-1, dated July 1, 1979.(45)

4-36      Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No.
          1).(46)

4-37      Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No.
          2).(47)

4-38      Indenture Supplemental to Exhibit 4-1, dated November 1, 1979.(48)

4-39      Indenture Supplemental to Exhibit 4-1, dated June 1, 1980.(49)

4-40      Indenture Supplemental to Exhibit 4-1, dated August 1, 1981.(50)

4-41      Indenture Supplemental to Exhibit 4-1, dated April 1, 1982.(51)

4-42      Indenture Supplemental to Exhibit 4-1, dated September 1, 1982.(52)

4-43      Indenture Supplemental to Exhibit 4-1, dated December 1, 1982.(53)

4-44      Indenture Supplemental to Exhibit 4-1, dated June 1, 1983.(54)

4-45      Indenture Supplemental to Exhibit 4-1, dated August 1, 1983.(55)

4-46      Indenture Supplemental to Exhibit 4-1, dated July 1, 1984.(56)

4-47      Indenture Supplemental to Exhibit 4-1, dated September 1, 1984.(57)

4-48      Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No.
          1).(58)

4-49      Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No.
          2).(59)

4-50      Indenture Supplemental to Exhibit 4-1, dated July 1, 1985.(60)

4-51      Indenture Supplemental to Exhibit 4-1, dated January 1, 1986.(61)

4-52      Indenture Supplemental to Exhibit 4-1, dated March 1, 1986.(62)

4-53      Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No.
          1).(63)

Exhibit
-------
4-54      Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No.
          2).(64)

4-55      Indenture Supplemental to Exhibit 4-1, dated March 1, 1987.(65)

4-56      Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 1).(66)

4-57      Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 2).(67)

4-58      Indenture Supplemental to Exhibit 4-1, dated May 1, 1988.(68)

4-59      Indenture Supplemental to Exhibit 4-1, dated September 1, 1988.(69)

4-60      Indenture Supplemental to Exhibit 4-1, dated July 1, 1989.(70)

4-61      Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 1).(71)

4-62      Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 2).(72)

4-63      Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1).(73)

4-64      Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 2).(74)

4-65      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          1).(75)

4-66      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          2).(76)

4-67      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          3).(77)

4-68      Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No.
          1).(78)

4-69      Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No.
          2).(79)

4-70      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 1).(80)

4-71      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 2).(81)

4-72      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 3).(82)

4-73      Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No.
          1).(83)

4-74      Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No.
          2).(84)

4-75      Indenture Supplemental to Exhibit 4-1, dated March 1, 1993.(85)

4-76      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993.(86)

4-77      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 2).(87)

4-78      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 3).(88)

4-79      Indenture Supplemental to Exhibit 4-1, dated July 1, 1993.(89)

4-80      Indenture Supplemental to Exhibit 4-1, dated August 1, 1993.(90)

4-81      Indenture Supplemental to Exhibit 4-1, dated September 1, 1993.(91)

4-82      Indenture Supplemental to Exhibit 4-1, dated September 1, 1993 (No.
          2).(92)

4-83      Indenture Supplemental to Exhibit 4-1, dated February 1, 1994.(93)

4-84      Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No.
          1).(94)

4-85      Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No.
          2).(95)

4-86      Indenture Supplemental to Exhibit 4-1, dated May 1, 1994.(96)

4-87      Indenture Supplemental to Exhibit 4-1, dated June 1, 1994.(97)

4-88      Indenture Supplemental to Exhibit 4-1, dated August 1, 1994.(98)

4-89      Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No.
          1).(99)

4-90      Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No.
          2).(100)

4-91      Indenture Supplemental to Exhibit 4-1, dated January 1, 1996
          (No.1).(101)

4-92      Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.
          2).(102)

4-93      Indenture Supplemental to Exhibit 4-1, dated December 1, 1996.(103)

4-94      Indenture Supplemental to Exhibit 4-1, dated June 1, 1997.(104)

4-95      Indenture Supplemental to Exhibit 4-1, dated May 1, 1998.(105)

4-96      Indenture Supplemental to Exhibit 4-1, dated September 1, 2002.(106)

4-97      Indenture Supplemental to Exhibit 4-1, dated August 1, 2003.(107)

4-98      Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          1).(108)

Exhibit
-------
4-99      Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          2).(109)

4-100     Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          3).(110)

4-101     Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          4).(111)

4-102     Form of New Supplemental Indenture.

4-103 Indenture of Trust between PSE&G and The Chase Manhattan Bank (National Association) (now known as JPMorgan Chase Bank), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993.(112)

4-104 Form of Preferred Security Certificate for PSE&G Capital Trust III (included in Exhibit 3-12).

4-105 Form of Preferred Security Certificate for PSE&G Capital Trust IV (included in Exhibit 3-13).

4-106 Form of Preferred Security Certificate for PSE&G Capital Trust V (included in Exhibit 3-14).

4-107 Form of Preferred Security Certificate for PSE&G Capital Trust VI (included in Exhibit 3-15).

4-108 Form of Preferred Security Certificate for PSE&G Capital Trust VII (included in Exhibit 3-16).

4-109     Form of Deferrable Interest Subordinated Debenture (included in
          Exhibit 4-110).

4-110     Deferrable Interest Subordinated Debenture Indenture.(113)

4-111 Form of Deferrable Interest Subordinated Debenture Supplemental Indenture.(114)

4-112 Indenture dated as of December 1, 2000 between PSE&G and First Union National Bank (now known as Wachovia Bank, National Association), as Trustee, providing for Senior Debt Securities.(115)

4-113     Form of Senior Debt Security.(116)

4-114     Form of Guarantee Agreement for PSE&G Capital Trust III.(117)

4-115     Form of Guarantee Agreement for PSE&G Capital Trust IV.(118)

4-116     Form of Guarantee Agreement for PSE&G Capital Trust V.

4-117     Form of Guarantee Agreement for PSE&G Capital Trust VI.

4-118     Form of Guarantee Agreement for PSE&G Capital Trust VII.

5-1 Opinion of James T. Foran, Esquire, as to the legality of the Cumulative Preferred Stock to be registered hereby.

5-2 Opinion of James T. Foran, Esquire relating to the validity of the Mortgage Bonds and Medium-Term Notes, including consent.

5-3 Opinion of James T. Foran, Esquire, relating to the validity of the Debt Securities, the Debentures, and the Guarantees, including consent.

5-4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust III, including consent.(119)

5-5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust IV, including consent.(120)

5-6 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust V, including consent.

5-7 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust VI, including consent.

5-8 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust VII, including consent.

8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.

12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to PSE&G's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

12-2 Computations of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements (incorporated by reference to Exhibit 12.2 to PSE&G's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

23-1      Consent of Independent Auditors.

23-2      Consent of James T. Foran, Esquire (included in Exhibits 5-1 and 5-2).

Exhibit
-------
23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-3, 5-4, 5-5, 5-6 and 5-7).

23-4      Consent of Ballard Spahr Andrews & Ingersoll, LLP.

23-5      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          8).

24        Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture for Secured Medium-Term Notes.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.

25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust IV.

25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust V.

25-8 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust VI.

25-9 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust VII.

25-10 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.

25-11 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust IV.

25-12 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust V.

25-13 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust VI.

25-14 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust VII.

----------
1 Filed as Exhibit 3a with Current Report on Form 8-K, File No. 001-00973, on August 28, 1986 and incorporated herein by this reference.

2 Filed as Exhibit 3a(2) with Annual Report on Form 10-K, File No. 001-00973, on March 10, 1987 and incorporated herein by this reference.

3 Filed as Exhibit 3a(3) on Form 8-A, File No. 001-00973, on June 23, 1992 and incorporated herein by this reference.

4 Filed as Exhibit 3a(4) on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

5 Filed as Exhibit 3-3 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

6 Filed as Exhibit 3-2 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

7 Filed as Exhibit 3-6 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

8 Filed as Exhibit 3-4 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

9 Filed as Exhibit 3-9 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

10 Filed as Exhibit 3-6 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

11 Filed as Exhibit 4b(1) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

12 Filed as Exhibit 4b(2) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

13 Filed as Exhibit 4b(3) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

14 Filed as Exhibit 4b(4) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

15 Filed as Exhibit 4b(5) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

16 Filed as Exhibit 4b(6) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

17 Filed as Exhibit 4b(7) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

18 Filed as Exhibit 4b(8) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

19 Filed as Exhibit 4b(9) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

20 Filed as Exhibit 4b(10) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

21 Filed as Exhibit 4b(11) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

22 Filed as Exhibit 4b(12) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

23 Filed as Exhibit 4b(13) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

24 Filed as Exhibit 4b(14) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

25 Filed as Exhibit 4b(15) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

26 Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

27 Filed as Exhibit 4b(17) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

28 Filed as Exhibit 4b(18) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

29 Filed as Exhibit 4b(19) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

30 Filed as Exhibit 4b(20) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

31 Filed as Exhibit 4b(21) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

32 Filed as Exhibit 4b(22) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

33 Filed as Exhibit 4b(23) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

34 Filed as Exhibit 4b(24) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

35 Filed as Exhibit 4b(25) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

36 Filed as Exhibit 4b(26) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

37 Filed as Exhibit 4b(27) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

38 Filed as Exhibit 4b(28) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

39 Filed as Exhibit 4b(29) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

40 Filed as Exhibit 4b(30) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

41 Filed as Exhibit 4b(31) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

42 Filed as Exhibit 4b(32) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

43 Filed as Exhibit 4b(33) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

44 Filed as Exhibit 4b(34) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

45 Filed as Exhibit 4b(35) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

46 Filed as Exhibit 4b(36) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

47 Filed as Exhibit 4b(37) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

48 Filed as Exhibit 4b(38) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

49 Filed as Exhibit 4b(39) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

50 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 19, 1981 and incorporated herein by this reference.

51 Filed as Exhibit 4e with Current Report on Form 8-K, File No.001-00973, on April 29, 1982 and incorporated herein by this reference.

52 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on September 17, 1982 and incorporated herein by this reference.

53 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on December 21, 1982 and incorporated herein by this reference.

54 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1983, File No. 001-00973, on July 26, 1983 and incorporated herein by this reference.

55 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 19, 1983 and incorporated herein by this reference.

56 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1984, File No. 001-00973, on August 14, 1984 and incorporated herein by this reference.

57 Filed as Exhibit 4(ii) with November 12, 1984 and incorporated herein by this reference.

58 Filed as Exhibit 4(i) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

59 Filed as Exhibit 4(ii) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

60 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 2, 1985 and incorporated herein by this reference.

61 Filed as Exhibit 4a(51) with Annual Report on Form 10-K for the Year ended December 31, 1985, File No. 001-00973, on February 11, 1986 and incorporated herein by this reference.

62 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on March 28, 1986 and incorporated herein by this reference.

63 Filed as Exhibit 2(a) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

64 Filed as Exhibit 2(b) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

65 Filed as Exhibit 4a(55) to Registration Statement on Form S-3, No. 33-13209, on April 9, 1987 and incorporated herein by this reference.

66 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 17, 1987 and incorporated herein by this reference.

67 Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1987, File No. 001-00973, on November 13, 1987 and incorporated herein by this reference.

68 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 17, 1988 and incorporated herein by this reference.

69 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on September 27, 1988 and incorporated herein by this reference.

70 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on July 25, 1989 and incorporated herein by this reference.

71 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

72 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

73 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

74 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

75 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

76 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

77 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

78 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

79 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

80 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on June 17, 1992and incorporated herein by this reference.

81 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

82 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

83 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

84 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

85 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

86 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

87 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

88 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

89 Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

90 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

91 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

92 Filed as Exhibit 4(iii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

93 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on February 3, 1994 and incorporated herein by this reference.

94 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

95 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

96 Filed as Exhibit 4a(87) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

97 Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

98 Filed as Exhibit 4a(89) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

99 Filed as Exhibit 4a(90) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

100 Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

101 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

102 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

103 Filed as Exhibit 4a(94) with Annual Report on Form 10-K for the Year ended December 31, 1996, File No. 001-00973, on February 27, 1997 and incorporated herein by this reference.

104 Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on June 17, 1997 and incorporated herein by this reference.

105 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

106 Filed as Exhibit 4a(97) with Annual Report on Form 10-K for the Year ended December 31, 2002, File No. 001-00973, on February 25, 2003 and incorporated herein by this reference.

107 Filed as Exhibit 4a(98) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

108 Filed as Exhibit 4a(99) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

109 Filed as Exhibit 4a(100) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

110 Filed as Exhibit 4a(101) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

111 Filed as Exhibit 4a(102) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

112 Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

113 Filed as Exhibit 4e(1) to Quarterly Report on Form 10-Q dated May 13, 1998, File No.001-00973, and incorporated by this reference.

114 Filed as Exhibit 4-4 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by this reference.

115 Filed as Exhibit 4-6 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

116 Filed as Exhibit 4-7 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

117 Filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by this reference.

118 Filed as Exhibit 4-9 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

119 Filed as Exhibit 5-2 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

120 Filed as Exhibit 5-3 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

Item 17. Undertakings.

     The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (e)   The registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants, PSE&G Capital Trust III, PSE&G Capital Trust IV, PSE&G Capital Trust V, PSE&G Capital Trust VI and PSE&G Capital Trust VII each certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 3rd day of May, 2004.

                               PSE&G CAPITAL TRUST III

                               BY: PUBLIC SERVICE ELECTRIC AND GAS COMPANY,
                                   AS DEPOSITOR

                               BY:   /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                         Robert E. Busch
                                         Senior Vice President

                               PSE&G CAPITAL TRUST IV

                               BY: PUBLIC SERVICE ELECTRIC AND GAS COMPANY,
                                   AS DEPOSITOR

                               BY:   /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                         Robert E. Busch
                                         Senior Vice President

                               PSE&G CAPITAL TRUST V

                               BY: PUBLIC SERVICE ELECTRIC AND GAS COMPANY,
                                   AS DEPOSITOR

                               BY:   /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                         Robert E. Busch
                                         Senior Vice President

                               PSE&G CAPITAL TRUST VI

                               BY: PUBLIC SERVICE ELECTRIC AND GAS COMPANY,
                                   AS DEPOSITOR

                               BY:   /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                         Robert E. Busch
                                         Senior Vice President

                               PSE&G CAPITAL TRUST VII

                               BY: PUBLIC SERVICE ELECTRIC AND GAS COMPANY,
                                   AS DEPOSITOR

                               BY:   /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                         Robert E. Busch
                                         Senior Vice President

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 3rd day of May, 2004.

                               Public Service Electric and Gas Company

                               BY:            /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                                Robert E. Busch
                                             Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

       Signature                      Capacity                        Date
       ---------                      --------                        ----

  /s/ Robert E. Busch          Principal Financial Officer         May 3, 2004
-------------------------
    Robert E. Busch

      This Registration Statement has also been signed by Robert E. Busch, Attorney-in-Fact, on behalf of the following persons in the capacities indicated on May 3, 2004.

         Name                             Capacity
         ----                             --------

  E. James Ferland             Principal Executive Officer and Director
  Patricia A. Rado             Principal Accounting Officer
  Caroline Dorsa               Director
  Albert R. Gamper, Jr.        Director
  Conrad K. Harper             Director

                               BY:            /S/ ROBERT E. BUSCH
                                     -------------------------------------------
                                                Robert E. Busch
                                               Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
-------
1-1a      Form of Terms and Conditions Relating to Bids for Cumulative Preferred
          Stock.

1-1b Form of Bid with Form of Purchase Agreement attached for Cumulative Preferred Stock.

1-2a Form of Terms and Conditions Relating to Bids for First and Refunding Mortgage Bonds.

1-2b Form of Bid with Purchase Agreement attached for First and Refunding Mortgage Bonds.

1-3a      Form of Terms and Conditions Relating to Bids for Senior Debt
          Securities.

1-3b Form of Bid with Form of Purchase Agreement attached for Senior Debt Securities.

1-4       Form of Underwriting Agreement for Trust Preferred Securities.

3-1a      Certificate of Incorporation of PSE&G, effective May 1, 1986.(1)

3-1b Certificate of Amendment of Restated Certificate of Incorporation of PSE&G filed February 18, 1987 with the State of New Jersey adopting limitation of liability provisions in accordance with an amendment to New Jersey Business Corporation Act.(2)

3-1c Certificate of Amendment of Restated Certificate of Incorporation of PSE&G effective June 17, 1992, establishing the 7.44% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.(3)

3-1d Certificate of Amendment of Restated Certificate of Incorporation of PSE&G effective March 11, 1993, establishing the 5.97% Cumulative Preferred Stock as a series of the Preferred Stock of PSE&G.(4)

3-1e Form of Certificate of Amendment of Restated Certificate of Incorporation of PSE&G establishing the New Preferred Stock as a series of the Preferred Stock of PSE&G.

3-2a      Certificate of Trust for PSE&G Capital Trust III.(5)

3-2b      Amendment to the Certificate of Trust for PSE&G Capital Trust III.

3-3a      Certificate of Trust for PSE&G Capital Trust IV.(6)

3-3b      Amendment to Certificate of Trust for PSE&G Capital Trust IV.

3-4       Certificate of Trust for PSE&G Capital Trust V.

3-5       Certificate of Trust for PSE&G Capital Trust VI.

3-6       Certificate of Trust for PSE&G Capital Trust VII.

3-7a      Trust Agreement for PSE&G Capital Trust III.(7)

3-7b      Amendment to Trust Agreement for PSE&G Capital Trust III.

3-8a      Trust Agreement for PSE&G Capital Trust IV.(8)

3-8b      Amendment to Trust Agreement for PSE&G Capital Trust IV.

3-9       Trust Agreement for PSE&G Capital Trust V.

3-10      Trust Agreement for PSE&G Capital Trust VI.

3-11      Trust Agreement for PSE&G Capital Trust VII.

3-12      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          III.(9)

3-13      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          IV.(10)

3-14      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          V.

3-15      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          VI.

3-16      Form of Amended and Restated Trust Agreement for PSE&G Capital Trust
          VII.

4-1 Indenture between PSE&G and Fidelity Union Trust Company, (now known as Wachovia Bank, National Association), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds.(11)

4-2       Indenture Supplemental to Exhibit 4-1, dated April 1, 1927.(12)

4-3       Indenture Supplemental to Exhibit 4-1, dated June 1, 1937.(13)

4-4       Indenture Supplemental to Exhibit 4-1, dated July 1, 1937.(14)

4-5       Indenture Supplemental to Exhibit 4-1, dated December 19, 1939.(15)

4-6       Indenture Supplemental to Exhibit 4-1, dated March 1, 1942.(16)

4-7       Indenture Supplemental to Exhibit 4-1, dated June 1, 1949.(17)

4-8       Indenture Supplemental to Exhibit 4-1, dated May 1, 1950.(18)

Exhibit
-------
4-9       Indenture Supplemental to Exhibit 4-1, dated October 1, 1953.(19)

4-10      Indenture Supplemental to Exhibit 4-1, dated May 1, 1954.(20)

4-11      Indenture Supplemental to Exhibit 4-1, dated November 1, 1956.(21)

4-12      Indenture Supplemental to Exhibit 4-1, dated September 1, 1957.(22)

4-13      Indenture Supplemental to Exhibit 4-1, dated August 1, 1958.(23)

4-14      Indenture Supplemental to Exhibit 4-1, dated June 1, 1959.(24)

4-15      Indenture Supplemental to Exhibit 4-1, dated September 1, 1960.(25)

4-16      Indenture Supplemental to Exhibit 4-1, dated August 1, 1962.(26)

4-17      Indenture Supplemental to Exhibit 4-1, dated June 1, 1963.(27)

4-18      Indenture Supplemental to Exhibit 4-1, dated September 1, 1964.(28)

4-19      Indenture Supplemental to Exhibit 4-1, dated September 1, 1965.(29)

4-20      Indenture Supplemental to Exhibit 4-1, dated June 1, 1967.(30)

4-21      Indenture Supplemental to Exhibit 4-1, dated June 1, 1968.(31)

4-22      Indenture Supplemental to Exhibit 4-1, dated April 1, 1969.(32)

4-23      Indenture Supplemental to Exhibit 4-1, dated March 1, 1970.(33)

4-24      Indenture Supplemental to Exhibit 4-1, dated May 15, 1971.(34)

4-25      Indenture Supplemental to Exhibit 4-1, dated November 15, 1971.(35)

4-26      Indenture Supplemental to Exhibit 4-1, dated April 1, 1972.(36)

4-27      Indenture Supplemental to Exhibit 4-1, dated March 1, 1974.(37)

4-28      Indenture Supplemental to Exhibit 4-1, dated October 1, 1974.(38)

4-29      Indenture Supplemental to Exhibit 4-1, dated April 1, 1976.(39)

4-30      Indenture Supplemental to Exhibit 4-1, dated September 1, 1976.(40)

4-31      Indenture Supplemental to Exhibit 4-1, dated October 1, 1976.(41)

4-32      Indenture Supplemental to Exhibit 4-1, dated June 1, 1977.(42)

4-33      Indenture Supplemental to Exhibit 4-1, dated September 1, 1977.(43)

4-34      Indenture Supplemental to Exhibit 4-1, dated November 1, 1978.(44)

4-35      Indenture Supplemental to Exhibit 4-1, dated July 1, 1979.(45)

4-36      Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No.
          1).(46)

4-37      Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No.
          2).(47)

4-38      Indenture Supplemental to Exhibit 4-1, dated November 1, 1979.(48)

4-39      Indenture Supplemental to Exhibit 4-1, dated June 1, 1980.(49)

4-40      Indenture Supplemental to Exhibit 4-1, dated August 1, 1981.(50)

4-41      Indenture Supplemental to Exhibit 4-1, dated April 1, 1982.(51)

4-42      Indenture Supplemental to Exhibit 4-1, dated September 1, 1982.(52)

4-43      Indenture Supplemental to Exhibit 4-1, dated December 1, 1982.(53)

4-44      Indenture Supplemental to Exhibit 4-1, dated June 1, 1983.(54)

4-45      Indenture Supplemental to Exhibit 4-1, dated August 1, 1983.(55)

4-46      Indenture Supplemental to Exhibit 4-1, dated July 1, 1984.(56)

4-47      Indenture Supplemental to Exhibit 4-1, dated September 1, 1984.(57)

4-48      Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No.
          1).(58)

4-49      Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No.
          2).(59)

4-50      Indenture Supplemental to Exhibit 4-1, dated July 1, 1985.(60)

4-51      Indenture Supplemental to Exhibit 4-1, dated January 1, 1986.(61)

4-52      Indenture Supplemental to Exhibit 4-1, dated March 1, 1986.(62)

4-53      Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No.
          1).(63)

Exhibit
-------
4-54      Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No.
          2).(64)

4-55      Indenture Supplemental to Exhibit 4-1, dated March 1, 1987.(65)

4-56      Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 1).(66)

4-57      Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 2).(67)

4-58      Indenture Supplemental to Exhibit 4-1, dated May 1, 1988.(68)

4-59      Indenture Supplemental to Exhibit 4-1, dated September 1, 1988.(69)

4-60      Indenture Supplemental to Exhibit 4-1, dated July 1, 1989.(70)

4-61      Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 1).(71)

4-62      Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 2).(72)

4-63      Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1).(73)

4-64      Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 2).(74)

4-65      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          1).(75)

4-66      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          2).(76)

4-67      Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No.
          3).(77)

4-68      Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No.
          1).(78)

4-69      Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No.
          2).(79)

4-70      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 1).(80)

4-71      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 2).(81)

4-72      Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 3).(82)

4-73      Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No.
          1).(83)

4-74      Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No.
          2).(84)

4-75      Indenture Supplemental to Exhibit 4-1, dated March 1, 1993.(85)

4-76      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993.(86)

4-77      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 2).(87)

4-78      Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 3).(88)

4-79      Indenture Supplemental to Exhibit 4-1, dated July 1, 1993.(89)

4-80      Indenture Supplemental to Exhibit 4-1, dated August 1, 1993.(90)

4-81      Indenture Supplemental to Exhibit 4-1, dated September 1, 1993.(91)

4-82      Indenture Supplemental to Exhibit 4-1, dated September 1, 1993 (No.
          2).(92)

4-83      Indenture Supplemental to Exhibit 4-1, dated February 1, 1994.(93)

4-84      Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No.
          1).(94)

4-85      Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No.
          2).(95)

4-86      Indenture Supplemental to Exhibit 4-1, dated May 1, 1994.(96)

4-87      Indenture Supplemental to Exhibit 4-1, dated June 1, 1994.(97)

4-88      Indenture Supplemental to Exhibit 4-1, dated August 1, 1994.(98)

4-89      Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No.
          1).(99)

4-90      Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No.
          2).(100)

4-91      Indenture Supplemental to Exhibit 4-1, dated January 1, 1996
          (No.1).(101)

4-92      Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.
          2).(102)

4-93      Indenture Supplemental to Exhibit 4-1, dated December 1, 1996.(103)

4-94      Indenture Supplemental to Exhibit 4-1, dated June 1, 1997.(104)

4-95      Indenture Supplemental to Exhibit 4-1, dated May 1, 1998.(105)

4-96      Indenture Supplemental to Exhibit 4-1, dated September 1, 2002.(106)

4-97      Indenture Supplemental to Exhibit 4-1, dated August 1, 2003.(107)

4-98      Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          1).(108)

Exhibit
-------
4-99      Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          2).(109)

4-100     Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          3).(110)

4-101     Indenture Supplemental to Exhibit 4-1, dated December 1, 2003 (No.
          4).(111)

4-102     Form of New Supplemental Indenture.

4-103 Indenture of Trust between PSE&G and The Chase Manhattan Bank (National Association) (now known as JPMorgan Chase Bank), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993.(112)

4-104 Form of Preferred Security Certificate for PSE&G Capital Trust III (included in Exhibit 3-12).

4-105 Form of Preferred Security Certificate for PSE&G Capital Trust IV (included in Exhibit 3-13).

4-106 Form of Preferred Security Certificate for PSE&G Capital Trust V (included in Exhibit 3-14).

4-107 Form of Preferred Security Certificate for PSE&G Capital Trust VI (included in Exhibit 3-15).

4-108 Form of Preferred Security Certificate for PSE&G Capital Trust VII (included in Exhibit 3-16).

4-109     Form of Deferrable Interest Subordinated Debenture (included in
          Exhibit 4-110).

4-110     Deferrable Interest Subordinated Debenture Indenture.(113)

4-111 Form of Deferrable Interest Subordinated Debenture Supplemental Indenture.(114)

4-112 Indenture dated as of December 1, 2000 between PSE&G and First Union National Bank (now known as Wachovia Bank, National Association), as Trustee, providing for Senior Debt Securities.(115)

4-113     Form of Senior Debt Security.(116)

4-114     Form of Guarantee Agreement for PSE&G Capital Trust III.(117)

4-115     Form of Guarantee Agreement for PSE&G Capital Trust IV.(118)

4-116     Form of Guarantee Agreement for PSE&G Capital Trust V.

4-117     Form of Guarantee Agreement for PSE&G Capital Trust VI.

4-118     Form of Guarantee Agreement for PSE&G Capital Trust VII.

5-1 Opinion of James T. Foran, Esquire, as to the legality of the Cumulative Preferred Stock to be registered hereby.

5-2 Opinion of James T. Foran, Esquire relating to the validity of the Mortgage Bonds and Medium-Term Notes, including consent.

5-3 Opinion of James T. Foran, Esquire, relating to the validity of the Debt Securities, the Debentures, and the Guarantees, including consent.

5-4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust III, including consent.(119)

5-5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust IV, including consent.(120)

5-6 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust V, including consent.

5-7 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust VI, including consent.

5-8 Opinion of Richards, Layton & Finger, P.A., special Delaware Counsel, relating to the validity of the Preferred Securities of PSE&G Capital Trust VII, including consent.

8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.

12-1 Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to PSE&G's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

12-2 Computations of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements (incorporated by reference to Exhibit 12.2 to PSE&G's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

23-1      Consent of Independent Auditors.

23-2      Consent of James T. Foran, Esquire (included in Exhibits 5-1 and 5-2).

23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-3, 5-4, 5-5, 5-6 and 5-7).

Exhibit
-------
23-4      Consent of Ballard Spahr Andrews & Ingersoll, LLP.

23-5      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          8).

24        Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture for Secured Medium-Term Notes.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Senior Indenture for Public Service Electric and Gas Company.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust III.

25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust IV.

25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust V.

25-8 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust VI.

25-9 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Property Trustee under the Amended and Restated Trust Agreement for PSE&G Capital Trust VII.

25-10 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust III.

25-11 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust IV.

25-12 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust V.

25-13 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust VI.

25-14 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association as Guarantee Trustee under the Guarantee Agreement for PSE&G Capital Trust VII.

----------
1 Filed as Exhibit 3a with Current Report on Form 8-K, File No. 001-00973, on August 28, 1986 and incorporated herein by this reference.

2 Filed as Exhibit 3a(2) with Annual Report on Form 10-K, File No. 001-00973, on March 10, 1987 and incorporated herein by this reference.

3 Filed as Exhibit 3a(3) on Form 8-A, File No. 001-00973, on June 23, 1992 and incorporated herein by this reference.

4 Filed as Exhibit 3a(4) on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

5 Filed as Exhibit 3-3 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

6 Filed as Exhibit 3-2 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

7 Filed as Exhibit 3-6 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

8 Filed as Exhibit 3-4 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

9 Filed as Exhibit 3-9 to Registration Statement on Form S-3, No.333-2763, and incorporated herein by this reference.

10 Filed as Exhibit 3-6 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

11 Filed as Exhibit 4b(1) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

12 Filed as Exhibit 4b(2) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

13 Filed as Exhibit 4b(3) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

14 Filed as Exhibit 4b(4) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

15 Filed as Exhibit 4b(5) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

16 Filed as Exhibit 4b(6) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

17 Filed as Exhibit 4b(7) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

18 Filed as Exhibit 4b(8) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

19 Filed as Exhibit 4b(9) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

20 Filed as Exhibit 4b(10) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

21 Filed as Exhibit 4b(11) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

22 Filed as Exhibit 4b(12) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

23 Filed as Exhibit 4b(13) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

24 Filed as Exhibit 4b(14) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

25 Filed as Exhibit 4b(15) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

26 Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

27 Filed as Exhibit 4b(17) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

28 Filed as Exhibit 4b(18) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

29 Filed as Exhibit 4b(19) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

30 Filed as Exhibit 4b(20) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

31 Filed as Exhibit 4b(21) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

32 Filed as Exhibit 4b(22) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

33 Filed as Exhibit 4b(23) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

34 Filed as Exhibit 4b(24) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

35 Filed as Exhibit 4b(25) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

36 Filed as Exhibit 4b(26) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

37 Filed as Exhibit 4b(27) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

38 Filed as Exhibit 4b(28) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

39 Filed as Exhibit 4b(29) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

40 Filed as Exhibit 4b(30) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

41 Filed as Exhibit 4b(31) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

42 Filed as Exhibit 4b(32) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

43 Filed as Exhibit 4b(33) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

44 Filed as Exhibit 4b(34) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

45 Filed as Exhibit 4b(35) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

46 Filed as Exhibit 4b(36) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

47 Filed as Exhibit 4b(37) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

48 Filed as Exhibit 4b(38) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

49 Filed as Exhibit 4b(39) with Annual Report on Form 10-K for the Year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.

50 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 19, 1981 and incorporated herein by this reference.

51 Filed as Exhibit 4e with Current Report on Form 8-K, File No.001-00973, on April 29, 1982 and incorporated herein by this reference.

52 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on September 17, 1982 and incorporated herein by this reference.

53 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on December 21, 1982 and incorporated herein by this reference.

54 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1983, File No. 001-00973, on July 26, 1983 and incorporated herein by this reference.

55 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 19, 1983 and incorporated herein by this reference.

56 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1984, File No. 001-00973, on August 14, 1984 and incorporated herein by this reference.

57 Filed as Exhibit 4(ii) with November 12, 1984 and incorporated herein by this reference.

58 Filed as Exhibit 4(i) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

59 Filed as Exhibit 4(ii) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

60 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 2, 1985 and incorporated herein by this reference.

61 Filed as Exhibit 4a(51) with Annual Report on Form 10-K for the Year ended December 31, 1985, File No. 001-00973, on February 11, 1986 and incorporated herein by this reference.

62 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on March 28, 1986 and incorporated herein by this reference.

63 Filed as Exhibit 2(a) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

64 Filed as Exhibit 2(b) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

65 Filed as Exhibit 4a(55) to Registration Statement on Form S-3, No. 33-13209, on April 9, 1987 and incorporated herein by this reference.

66 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 17, 1987 and incorporated herein by this reference.

67 Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1987, File No. 001-00973, on November 13, 1987 and incorporated herein by this reference.

68 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 17, 1988 and incorporated herein by this reference.

69 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on September 27, 1988 and incorporated herein by this reference.

70 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on July 25, 1989 and incorporated herein by this reference.

71 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

72 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

73 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

74 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

75 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

76 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

77 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

78 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

79 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

80 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on June 17, 1992and incorporated herein by this reference.

81 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

82 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

83 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

84 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

85 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

86 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

87 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

88 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

89 Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

90 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

91 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

92 Filed as Exhibit 4(iii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

93 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on February 3, 1994 and incorporated herein by this reference.

94 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

95 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

96 Filed as Exhibit 4a(87) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

97 Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

98 Filed as Exhibit 4a(89) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

99 Filed as Exhibit 4a(90) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

100 Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

101 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

102 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

103 Filed as Exhibit 4a(94) with Annual Report on Form 10-K for the Year ended December 31, 1996, File No. 001-00973, on February 27, 1997 and incorporated herein by this reference.

104 Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on June 17, 1997 and incorporated herein by this reference.

105 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

106 Filed as Exhibit 4a(97) with Annual Report on Form 10-K for the Year ended December 31, 2002, File No. 001-00973, on February 25, 2003 and incorporated herein by this reference.

107 Filed as Exhibit 4a(98) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

108 Filed as Exhibit 4a(99) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

109 Filed as Exhibit 4a(100) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

110 Filed as Exhibit 4a(101) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

111 Filed as Exhibit 4a(102) with Annual Report on Form 10-K for the Year ended December 31, 2003, File No. 001-00973, on February 25, 2004 and incorporated herein by this reference.

112 Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

113 Filed as Exhibit 4e(1) to Quarterly Report on Form 10-Q dated May 13, 1998, File No.001-00973, and incorporated by this reference.

114 Filed as Exhibit 4-4 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by this reference.

115 Filed as Exhibit 4-6 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

116 Filed as Exhibit 4-7 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

117 Filed as Exhibit 4-7 to Registration Statement on Form S-3, No. 333-2763, and incorporated herein by this reference.

118 Filed as Exhibit 4-9 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

119 Filed as Exhibit 5-2 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.

120 Filed as Exhibit 5-3 to Registration Statement on Form S-3, No.333-76020, and incorporated herein by this reference.